ADMINISTRATION AGREEMENT dated as of May 1, 1998, among SMS
     STUDENT LOAN TRUST 1998-A, a Delaware trust (the "Issuer"), USA GROUP
          SECONDARY MARKET SERVICES, INC., a Delaware corporation, as administrator (the "Administrator"), and BANKERS TRUST COMPANY, a New
      York banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

                              W I T N E S S E T H

           WHEREAS the Issuer was formed pursuant to the Trust Agreement dated as of May 1, 1998 (the "Trust Agreement") among the Seller, as depositor, Secondary Market Company, Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago, as Eligible Lender Trustee (the "Eligible Lender Trustee") and is issuing the Class A-1 Floating Rate Asset-Backed Senior Notes
(the "Class A- Notes"), the Class A-2 Floating Rate Asset-Backed Senior Notes (the "Class A-2 Notes," and together with the Class A-1 Notes, the "Senior Notes") and the Floating Rate Asset-Backed Subordinate Notes (the "Subordinate Notes" and, together with the Senior Notes, the "Notes") pursuant to the Indenture dated as of May 1, 1998 (the "Indenture"), between the Issuer and the Indenture Trustee, (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in Appendix A hereto, which also contains rules of usage and construction that shall be applicable herein); and

           WHEREAS the Issuer has entered into certain agreements in connection with the issuance of the Notes, including the Loan Sale Agreement, the Servicing Agreement, the Senior Note Depository Agreement, (the "Depository Agreement"), the Guarantee Agreement, the Trust Agreement, the Indenture, the Insurance Agreement and the Swap Agreement (all such agreements being collectively referred to herein as the "Related Agreements"); and

           WHEREAS, pursuant to the Related Agreements, the Issuer and the Eligible Lender Trustee are required to perform certain duties in connection with the Notes and the Collateral therefor pledged pursuant to the Indenture; and

           WHEREAS the Issuer and the Eligible Lender Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Eligible Lender Trustee referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer and the Eligible Lender Trustee may from time to time request; and



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           WHEREAS the  Administrator  has the  capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Eligible Lender Trustee on the terms set forth herein;

           NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

           1. Representations of the Administrator. The Administrator makes the following representations on which the Issuer, the Eligible Lender Trustee, the Subordinate Note Insurer and the Swap Counterparty are deemed to have relied. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the Initial Financed Student Loans, as of the applicable Transfer Date in the case of the Serial Loans and the New Loans, as of the relevant date of assignment in the case of any Qualified Substitute Student Loan, as of the date of origination in the case of any Consolidation
Loan  originated  by  the  Trust  during  the  Revolving  Period,  and as of the applicable Add-on Consolidation Loan Funding Date in the case of any Consolidation Loan the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan, but shall survive the sale of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

           (a) Organization and Good Standing. The Administrator is duly organized and validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted.

           (b) Power and Authority of the Administrator. The Administrator has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Administrator by all necessary corporate action.

           (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Administrator, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

           (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the certificate of



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      incorporation or by-laws of the Administrator, or any indenture, agreement or other instrument to which the Administrator is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Administrator, any order, rule or regulation applicable to the Administrator of any court or of any Federal or state regulatory body,
      administrative  agency  or  other  governmental   instrumentality   having
      jurisdiction over the Administrator or its properties. The consummation by the Administrator of the transactions contemplated by this Agreement will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any Financed Student Loan.

           (e) No Proceedings. There are no proceedings or investigations pending against the Administrator or, to its best knowledge, threatened against the Administrator, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Administrator or its properties: (i) asserting the invalidity of this Agreement, the Indenture or any of the other Related Agreements or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture or any of the other Related Agreements, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Administrator of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, any of the other Related Agreements or the Notes or (iv) seeking to affect adversely the federal or state income tax attributes of the Issuer or the Notes.

           (f) All Consents. All authorizations, consents, licenses, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Administrator in connection with the execution and delivery by the Administrator of this Agreement and the performance by the Administrator of the transactions contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

           2. Duties of the Administrator.

           (a) Duties with Respect to the Basic Documents. The Administrator shall perform all its duties as Administrator and the duties of the Issuer under the Basic Documents. In addition, the Administrator shall consult with the Eligible Lender Trustee as the Administrator deems appropriate regarding the duties of the Issuer under the Basic Documents. The Administrator shall monitor the performance of the Issuer and shall advise the Eligible Lender Trustee when action is necessary to comply with



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the Issuer's duties under the Basic Documents.  The Administrator  shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions  as it shall be the duty of the  Issuer  to  prepare,  file or  deliver
pursuant  to  the  Basic  Documents.  In  furtherance  of  the  foregoing,   the
Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture, including such of the foregoing as are required with respect to the following matters (references below in this subsection (a) being to sections of the Indenture):

           (A) the duty to cause the Note Registrar to keep the Note Register and to give the Indenture Trustee and the Subordinate Note Insurer prompt notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section 2.04);

           (B) the fixing or causing to be fixed of any specified record date and the timely notification of the Indenture Trustee and Noteholders with respect to special payment dates, if any (Section 2.07(c));

           (C) the preparation of or obtaining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.02);

           (D) the preparation, obtaining or filing of the instruments, opinions
      and  certificates  and  other  documents   required  for  the  release  of
      collateral (Section 2.09);

           (E) the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for a transfer of the Subordinate Notes (Section 2.04);

           (F) the duty to cause the Note Registrar to maintain on behalf of the Issuer an office in the Borough of Manhattan, The City of New York, for registration of transfer or exchange of the Notes (Section 3.02);

           (G) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee and the Subordinate Note Insurer the instrument specified in the Indenture regarding funds held in trust (Section 3.03);

           (H) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.03);

           (I) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes, the Collateral and each other instrument and agreement included in the Indenture Trust Estate (Section 3.04);


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



           (J) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.05 of the Indenture, necessary to protect the Indenture Trust Estate (Section 3.05);

           (K) the delivery by the Issuer of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with Section 3.06 of the Indenture, as to the Indenture Trust Estate, and the annual delivery of the Officers' Certificate of the Issuer and certain other statements, in accordance with Section 3.09 of the Indenture, as to compliance with the Indenture (Sections 3.06 and 3.09);

           (L) the  identification  to the Indenture Trustee and the Subordinate
      Note Insurer in an Officers' Certificate of the Issuer of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.07(b));

           (M) the notification of the Indenture Trustee, the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty of any Servicer Default pursuant to the Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.07(d));

           (N) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10);

           (O) the prompt delivery of notice to the Indenture Trustee, the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty of each Event of Default, any Default under Section 5.01(iii) of the Indenture and each default by the Servicer under the Servicing Agreement or by the Seller under the Loan Sale Agreement (Section 3.18);

           (P) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate of the Issuer and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.01);

           (Q) the compliance with any written directive of the Indenture Trustee and the Subordinate Note Insurer with respect to the sale of the Indenture Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.04);

           (R) the preparation of any written instruments required to confirm more fully the authority of any co-trustee or separate trustee and any written instruments


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



      necessary in connection with the resignation or removal of any co-trustee or separate trustee (Sections 6.08 and 6.10);

           (S) the furnishing of the Indenture Trustee and the Subordinate Note Insurer with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.01);

           (T) the preparation and, after execution by the Issuer, the filing with the Commission, any applicable State agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and any applicable State agencies and the transmission of such summaries to the Noteholders and the Subordinate Note Insurer (Section 7.03);

           (U) the opening of one or more accounts in the Issuer's name, the preparation of Issuer Orders, Officers' Certificates of the Issuer and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.02 and 8.03);

           (V) the preparation of an Issuer Request and Officers' Certificate of the Issuer and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.04 and 8.05);

           (W) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders, each Rating Agency, the Subordinate Note
      Insurer and the Swap Counterparty of notices with respect to such supplemental indentures (Sections 9.01, 9.02 and 9.03);

           (X) the preparation of or obtaining of the documents and instruments required for the execution and authentica tion of new Notes conforming to any supplemental indenture and the delivery of the same to the Eligible Lender Trustee and the Indenture Trustee, respectively (Section 9.06);

           (Y) the notification of Noteholders, the Subordinate Note Insurer and the Swap Counterparty of redemption of the Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.02);

           (Z) the preparation of all Officers' Certificates of the Issuer, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section
      11.01(a));

           (AA) the preparation and delivery of Officers'
      Certificates of the Issuer and the obtaining of Independent


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      Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.01(b));

           (BB) the preparation and timely delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.06);

           (AC) the recording of the Indenture, if applicable
      (Section 11.15);

           (AD) the duty to obtain a new servicer as Successor Servicer, if the Subordinate Note Insurer fails to do so, and to enter into an agreement with such Successor Servicer (Section 3.07(e));

           (AE) the notification of the termination of the Servicer and the appointment of a Successor Servicer
      (Section 3.07(f));

           (AF) the duty to cause the Servicer to comply with the Servicing Agreement (Section 3.14); and

           (AG) the delivery of all documents and opinions to be provided by the Issuer under Part 3 of the Swap Agreement, performing all obligations of the Issuer under Part 5(b) and 5(i) of the Swap Agreement, and providing all notices and consents required by the Issuer under the Swap Agreement.

           The Administrator shall provide to the Eligible Lender Trustee (i) a list of jurisdictions in which the Issuer is required to be licensed and (ii) any other information necessary for the Eligible Lender Trustee to fulfill its obligations under Section 7.08 of the Trust Agreement.

           (b) Duties with Respect to the Issuer. (i) In addition to the duties of the Administrator set forth above and in the other Related Agreements, the Administrator shall perform such calculations and shall prepare for execution by the Issuer or the Eligible Lender Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Eligible Lender Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Eligible Lender Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to the Related Agreements. In furtherance thereof, the Eligible Lender Trustee shall, on behalf of itself and of the Issuer, execute and deliver to the Administrator and to each successor Administrator appointed pursuant to the terms hereof, one or more powers of attorney substantially in the form of Exhibit A hereto, appointing the Administrator the attorney-in-fact of the Eligible Lender Trustee and the Issuer for the purpose of executing on behalf of the Eligible Lender Trustee and the Issuer all such documents, reports, filings, instruments, certificates and opinions. Subject to Section 9 of this Agreement, and in accordance with the directions of the Eligible Lender Trustee,


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the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Eligible Lender Trustee and are reasonably within the capability of the Administrator.

           (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Rating Agencies, the Subordinate Note Insurer and (if the Seller is not the Administrator) the Seller, an Officers' Certificate of the Administrator containing all the information necessary:

           (A) to pay the Department any Consolidation Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments, which Officers' Certificate shall be delivered on the date that is three Business Days prior to the date such fees are to be remitted to the Department;

           (B)  during  the  Revolving  Period to pay the  Seller,  pursuant  to
      Section 2.02 of the Loan Sale Agreement, on each Transfer Date, the Loan Purchase Amount (or if the Parity Date has occurred, the Purchase
      Collateral Balance) for New Loans or Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date and, on each Transfer Date after the end of the Revolving Period, the Purchase Collateral Balance for Serial Loans so purchased on such date (but, only to the extent the Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans), which Officers' Certificate, in each case, shall be delivered on the Business Day preceding such Transfer Date;

           (C) to pay the Servicer the Servicing Fee due on each Monthly Payment Date pursuant to Section 2(d)(iv)(A), 2(d)(v)(A) and 2(e)(iv)(A) and any Servicing Fee Shortfall due on each Quarterly Payment Date pursuant to
      Section 2(e)(ii)(b)(iv), which Officers' Certificate shall be delivered on the each Determination Date;

           (D) to make all the distributions required by Sections 2(d), 2(e) and 2(f), for the Monthly Collection Period or Collection Period, as the case may be, preceding the date of such Officers' Certificate, which Officers' Certificate shall be delivered on each Determination Date.

      In addition, prior to each Determination Date immediately preceding a Quarterly Payment Date, the Administrator shall determine, in compliance with its obligation to prepare an Officers' Certificate on such Determination Date pursuant to this Section, the Class A-1 Note Rate, the Class A-2 Note Rate and the Subordinate Note Rate that will be applicable to the Quarterly


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Payment Date following such  Determination  Date. In connection  therewith,  the
Administrator shall calculate Three-Month LIBOR, the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate, the Subordinate Note LIBOR Rate and the Adjusted Student Loan Rate in accordance with the respective definitions thereof.

           (iii)  [Reserved.]

           (iv) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Eligible Lender Trustee set forth in Section
5.02 of the Trust Agreement with respect to, among other things, any tax information or accounting report required to be distributed to Note Owners.

           (v)  [Reserved.]

           (vi) The Administrator shall perform the duties of the Administrator specified in Sections 10.02 and 10.03 of the Trust Agreement required to be performed in connection with the resignation or removal of the Eligible Lender Trustee and the appointment of a successor Eligible Lender Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement and the other Related Agreements, including those under Sections
6.07 and 6.08 of the Indenture and those under Section 6.07 of the Trust Agreement.

           (vii) As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty as soon as practicable after the Administrator has received notice thereof.

           (viii) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such trans actions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer, the Noteholders or the Subordinate
Note Insurer than would be available from unaffiliated parties.

           (c)  Establishment and Maintenance of Trust Accounts.

           (i) The Administrator, for the benefit of the Issuer, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Subordinate Note Insurer and the Swap Counterparty. The Collection Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.


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



           (ii) The Administrator shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Subordinate Note Insurer and the Swap Counterparty. The Reserve Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

           (iii) The Administrator, for the benefit of the Noteholders, the Subordinate Note Insurer and the Swap Counterparty, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the "Collateral Reinvestment Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee, on behalf of the Noteholders, the Subordinate Note Insurer and the Swap Counterparty. The Collateral Reinvestment Account will initially be established as a segregated trust account in the name of the Indenture Trustee with the corporate trust department of Bankers Trust Company.

           (iv) [Reserved]

           (v) Funds on deposit in the Collection Account, the Reserve Account and the Collateral Reinvestment Account (collectively, the "Trust Accounts") shall be invested by the Indenture Trustee (or any custodian or designated agent with respect to any amounts on deposit in such accounts) in Eligible Investments pursuant to written instructions by the Administrator; provided, however, it is understood and agreed that the Indenture Trustee shall not be liable for any loss arising from such investment in Eligible Investments. All such Eligible Investments shall be held by (or by any custodian on behalf of) the Indenture Trustee for the benefit of the Issuer; provided, however, that on the Business Day preceding each Monthly Payment Date all interest and other investment income (net of losses and investment expenses) on funds on deposit therein shall be deposited into the Collection Account and shall be deemed to constitute a portion of the Monthly Available Funds for each Monthly Payment Date that is not a Quarterly Payment Date, and a portion of the Available Funds for each Quarterly Payment Date. Other than as permitted in writing by the Rating
Agencies and the Subordinate Note Insurer, funds on deposit in the Trust Accounts shall be invested in Eligible Investments that will mature so that funds sufficient to pay the Servicing Fee and the Administration Fee (and all other amounts payable on a Quarterly Payment Date) will be available in the Collection Account on the Business Day preceding each Monthly Payment Date that is not a Quarterly Payment Date, so that funds on deposit in the Collateral Reinvestment Account that are required, in the judgment and at the discretion of the Administrator, to make Additional Fundings during the Revolving Period will be available for such purpose and so that the remaining such funds will be available at the close of business on the Business Day preceding each Quarterly Payment Date.

           (vi) (A) The Indenture Trustee, on behalf the Noteholders, the Subordinate Note Insurer and the Swap Counterparty, shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon) and all such funds, investments, proceeds and income shall be part of the Trust Estate. The Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Subordinate Note Insurer and the Swap Counterparty. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Administrator on its behalf) agrees, by its acceptance hereto, that it shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Administrator agrees that, in the event that any of the Trust Accounts are not accounts with the Indenture Trustee, the Administrator shall notify the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

                (B) With respect to the Trust Account Property, the Indenture Trustee agrees, by its acceptance hereof, that:

           (1) any Trust Account Property that is held in deposit accounts shall be held solely in Eligible Deposit Accounts, subject to the next to the last sentence of clause (vi)(A) above; and each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

           (2) any Trust Account Property that constitutes Physical Property shall be Delivered to the Indenture Trustee in accordance with paragraph
      (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a securities intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

           (3) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be Delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

           (4) any Trust Account Property that is an "uncertificated security" under Article VIII of the UCC and that is not governed by clause (3) above shall be Delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

              (C The Administrator shall have the power, revocable for cause or upon the occurrence and during the continuance of an Administrator Default by the Indenture Trustee or by the Eligible Lender Trustee with the consent of the Indenture Trustee, to instruct the Indenture Trustee to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer or the Eligible Lender Trustee to carry out their respective duties under the Servicing Agreement and the Trust Agreement, permitting the Indenture Trustee to carry out its duties under the Indenture and withdrawing any amounts deposited in error into such accounts.

           (vii)On each Determination Date, the Administrator shall calculate all amounts required to determine the amounts to be deposited in the Collection Account and the other Trust Accounts and the amounts to be distributed therefrom on the related Monthly Payment Date, Quarterly Payment Date or other dates from which amounts therein are to be distributed.

           (d) Withdrawals from the Collection Account. The Administrator shall instruct the Indenture Trustee (based, in the case of clauses (iv) and (v) below, on the information contained in the servicer's report delivered with respect to the applicable Determination Date pursuant to Section 3.07 of the Servicing Agreement) to make withdrawals from amounts deposited in the
Collection Account at the following times and for the following purposes, and the Indenture Trustee shall comply with such instructions:

           (i) from time to time during the Revolving Period, insofar as the Administrator may so instruct on any Business Day therein, to deposit into the Collateral Reinvestment Account all collections in respect of principal of the Financed Student Loans;

           (ii) from time to time during each Collection Period to pay the Department any Consolidation Fees due and payable to the Department, to the extent such Consolidation Fees are not being deducted by the Department out of Special Allowance Payments or Interest Subsidy Payments;

          ((A))  on each  Add-on  Consolidation  Loan  Funding  Date  after  the
      Revolving Period, to prepay in full any Add- on Consolidation Loan pursuant to Section 6.07 of the Trust Agreement; provided, however, that the amount paid to prepay any Add-on Consolidation Loan on any date since the preceding Quarterly Payment Date shall not exceed the Net Principal Cash Flow Amount for such date minus the aggregate

      Purchase Collateral Balance remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date after the Revolving Period pursuant to Section 2(d)(iii)(B); and

                (B) on each Transfer Date after the Revolving Period to pay to the Seller, pursuant to Section 2.02 of the Loan Sale Agreement, the aggregate Purchase Collateral Balance for Serial Loans purchased by the Eligible Lender Trustee on behalf of the Issuer on such date (but only to the extent such aggregate Purchase Collateral Balance has not been satisfied by the exchange of Serial Loans for Exchanged Student Loans); provided that the amount paid to the Seller for the purchase of Serial Loans on such Transfer Date plus the amount of funds remitted for the purchase of Serial Loans on each Transfer Date since the preceding Quarterly Payment Date on any Transfer Date after the Revolving Period shall not exceed the Net Principal Cash Flow Amount for such Transfer Date minus the sum of (i) all amounts paid since the last Quarterly Payment Date pursuant to Section 2(d)(iii)(A) to prepay any Add-on Consolidation Loan not held by the Issuer and (ii) all amounts which the Administrator reasonably estimates will be required to prepay Add-on Consolidation Loans pursuant to Section 2(d)(iii)(A) during the remainder of the Collection Period; and provided, further, that any Purchase Premium Amounts for Serial Loans purchased after the Revolving Period shall be paid only out of Reserve Account Excess as set forth in Section 2(e)(ii);

           (iv) on each Monthly Payment Date that is not a Quarterly Payment Date, to make the following deposits and distributions to the Persons specified below by 11:00 a.m. (New York time), to the extent of Monthly Available Funds for such Monthly Payment Date in the Collection Account, in the following order of priority:

                (A) to the Servicer, the Servicing Fee with respect to the preceding calendar month and all unpaid Servicing Fees from prior months; and

                (B) to the Administrator, from the amount of the Monthly Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

          (on each Quarterly Payment Date, to make the following deposits and distributions to the Persons or the account specified below by 11:00 a.m. (New York time), to the extent of Available Funds for such Quarterly
      Payment Date in the Collection Account, in the following order of priority:

                (A) to the Servicer, the Servicing Fee with respect to the preceding calendar month and all unpaid Servicing Fees from prior months;

                (B) to the Administrator, from the amount of the Available Funds remaining after the application of clause (A), the Administration Fee with respect to the preceding calendar month and all unpaid Administration Fees from prior months;

                (C)  to the  Indenture  Trustee  for  distribution  pursuant  to
           Section 8.02(c) of the Indenture, in the following order of priority, from the amount of the Available Funds remaining after the application of clauses (A) and (B): (i) the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount the Trust Swap Payment Amount, if any, and any Termination Payment to the extent that the Trust is the defaulting party (other than an Event of Default specified in Section 5(a)(i) of the Swap Agreement), pro rata, based on the ratio of each such amount to the total of such amounts; (ii) the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums; (iii) the Subordinate Noteholders' Interest Distribution Amount; (iv) if the Revolving Period has terminated, the Senior Noteholders' Principal Distribution Amount; and (v) if the Revolving Period has terminated, the Subordinate Noteholders' Principal Distribution Amount, each with respect to such Quarterly Payment Date; and

                (D) to the Reserve Account, the amount of Available Funds remaining after the application of clauses (A) through (C).

           Except in the case of amounts deposited into the Reserve Account pursuant to clause (d)(v)(D) of this Section 2, amounts properly calculated, reported and withdrawn from the Collection Account and properly distributed pursuant to this Section 2(d) in accordance with the terms hereof shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Persons to whom such amounts are distributed shall in no event be required to refund any such distributed amounts.

           (e) Reserve Account. (i) The Seller shall deposit the Reserve Account Initial Deposit into the Reserve Account as required by Section 2.01(b) of the Loan Sale Agreement.

           (ii)  With  respect  to any  amount  in the  Reserve  Account  on any
Quarterly Payment Date (after giving effect to all deposits thereto on such Quarterly Payment Date and to all withdrawals therefrom necessary to make the distributions required to be made from the Available Funds on such Quarterly Payment Date) in excess of the Specified Reserve Account Balance for such Quarterly Payment Date (the "Reserve Account Excess"), the Administrator shall instruct the Indenture Trustee to apply such Reserve Account Excess, first, to pay to the Subordinate Note Insurer any Reimbursement Amounts and, second, after making any such payment, as follows: (a) during the Revolving Period, for deposit to the Collateral Reinvestment Account; provided, however, that if such date is on or after the Parity Date, to the extent that such funds represent payments of interest or Trust Swap Receipt Amounts with respect to the Financed Student Loans, such funds shall be applied in the amounts and the order of priority set forth in clauses (b)(iii) through (vi) below, and (b) at and after the termination of the Revolving Period, to the following (in the priority indicated): (i) to pay to the Seller any unpaid Purchase Premium Amounts for any Serial Loans purchased by the Issuer after the end of the Revolving Period but prior to the end of the related Collection Period; (ii) if such Quarterly Payment Date is on or prior to the Parity Date, to pay to the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture an amount equal to the lesser of (x) the remaining amount of such excess and (y) the amount by which the aggregate principal amount of the Notes, after giving effect to all other distributions in respect of principal of the Notes on such Quarterly Payment Date, exceeds the Pool Balance as of the close of business on the last day of the related Collection Period; (iii) to pay to the Indenture Trustee for distribution to Noteholders pursuant to Section 8.02(d) of the Indenture, out of the remaining amount of such excess, an amount equal to the aggregate unpaid Noteholders' Interest Basis Carryover; (iv) to pay to the Servicer, out of the remaining amount of such excess, the Servicing Fee Shortfall and all prior unpaid Servicing Fee Shortfalls, if any; (v) to pay to the Seller, out of the remaining amount of such excess, any unpaid Purchase Premium Amounts for any Serial Loans or New Loans purchased during the Revolving Period but after the Parity Date (or at any time during the Collection Period during which the Parity Date occurs) and prior to the end of the related Collection Period; (vi) to the Swap Counterparty, all Termination Payments due under the Swap Agreement to the extent that the Swap Counterparty is the Defaulting Party (as such term is defined in the Swap Agreement), the Trust is the defaulting party under Section 5(a)(i) of the Swap Agreement or a Termination Event shall have occurred; and (vii) any remaining amount of such excess, after application of clauses (i) through (vi) above will be released to the Company; provided, however, that if and to the extent that (A) the amount of the Servicer's unpaid repurchase obligation pursuant to Section 3.05 of the Servicing Agreement exceeds $500,000 as of the last day of the preceding
Collection  Period  (and such  Servicer  has not been  replaced  by a  Successor
Servicer), or (B) the Department fails by the last day of such preceding Collection Period to satisfy its obligations to reimburse or replace a Federal Guarantor pursuant to the Higher Education Act, then any Reserve Fund Excess remaining on such Quarterly Payment Date for distribution to the Company pursuant to the clause (vi) above shall not be so distributed and shall be retained in the Reserve Account for application in accordance with this Agreement. Amounts properly calculated, reported and distributed pursuant to this Section 2(e)(ii) shall be deemed released from the Trust Estate and the security interest therein granted to the Indenture Trustee, and the Seller and the Company shall in no event thereafter be required to refund any such distributed amounts.

        (iii) Following the payment in full of the aggregate outstanding principal amount of the Notes and of all other amounts owing or to be distributed hereunder or under the Indenture to Noteholders, the Subordinate
Note Insurer, the Seller, the Servicer or the Administrator and the termination of the Trust (including any Reimbursement Amounts, Noteholders' Interest Basis Carryover, any Servicing Fee Shortfall and any unpaid Servicing Fee Shortfalls and unpaid Purchase Premium Amounts), any amount remaining on deposit in the Reserve Account shall be distributed to the Company. The Company shall in no event be required to refund any amounts properly calculated, reported and distributed pursuant to this Section 2(e)(iii).

         (iv) (A) In the event that the Servicing Fee for any Monthly Payment Date exceeds the amount distributed to the Servicer pursuant to Sections 2(d)(iv)(A) or 2(d)(v)(A) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on each Monthly Payment Date an amount equal to such excess and to distribute such amount to the Servicer.

               (B) In the event that the Administration Fee for any Monthly Payment Date exceeds the amount distributed to the Administrator pursuant to Sections 2(d)(iv)(B) or 2(d)(v)(B) on such Monthly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Monthly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraph (iv)(A) above, and to distribute such amount to the Administrator.

               (C) For any Quarterly Payment Date, in the event that the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount, the Trust Swap Payment Amount, if any, any Termination Payment to the Swap Counterparty to the extent that the Trust is the defaulting party (other than an Event of Default specified in
      Section 5(a)(i) of the Swap Agreement), the Subordinate Note Insurance Policy Premium and all overdue Subordinate Note Insurance Policy Premiums, the Subordinate Noteholders' Interest Distribution Amount, the Senior Noteholders' Principal Distribution Amount and the Subordinate Noteholders' Principal Distribution Amount, each for such Quarterly Payment Date, exceed the sum of the amount distributed to the Indenture Trustee for distribution to the Noteholders, the Swap Counterparty and the Subordinate Note Insurer pursuant to Section 2(d)(v)(C) on such Quarterly Payment Date, the Administrator shall instruct the Indenture Trustee to withdraw from the Reserve Account on such Quarterly Payment Date an amount equal to such excess, to the extent of funds available therein after giving effect to paragraphs (iv)(A) and (iv)(B) above, and to distribute such amount as required by Section 2(d)(v)(C) on such Quarterly Payment Date.

           (f) Collateral Reinvestment Account. (i) During the Revolving Period, the Administrator shall instruct the Indenture Trustee in writing to withdraw from the Collateral Reinvestment Account, in each case to the extent of the funds on deposit therein (A) on each Transfer Date, an amount equal to the Loan Purchase Amount for the Serial Loans and New Loans transferred to the Eligible Lender Trustee on behalf of the Issuer on such Transfer Date and to distribute such amount to or upon the order of the Seller upon satisfaction of the conditions set forth in Section 2.02 of the Loan Sale Agreement with respect to such transfer, (B) when and as requested by the Eligible Lender Trustee, in order to facilitate its origination of Consolidation Loans, to transfer to the order of the Eligible Lender Trustee an amount, sufficient to prepay in full any Student Loan that is to be consolidated through such origination with one or more Financed Student Loans, (C) when and as requested by the Eligible Lender Trustee, in order to facilitate its funding of the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a Consolidation Loan, an amount sufficient to prepay in full such Add-on
Consolidation Loan, (D) on each Determination Date, to deposit into the Collection Account an amount equal to the Capitalized Interest Amount for the Student Loan Rate Accrual Period with respect to the related Monthly Payment Date and (E) on any Determination Date and in such amounts as the Administrator may direct, for deposit to the Collection Account for the purposes of increasing the Monthly Available Funds or the Available Funds, as the case may be.

           (ii) On the Quarterly Payment Date on or next occurring after the termination of the Revolving Period, the Administrator shall instruct the Indenture Trustee to withdraw from the Collateral Reinvestment Account on such Quarterly Payment Date an amount equal to the entire remaining amount on deposit in such account and to distribute such amount pursuant to Section 8.02(e) of the Indenture.

           (g) Statements to Noteholders. (i) On each Determination Date preceding a Quarterly Payment Date, the Administrator shall provide to the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty (with a copy to the Rating Agencies) for the Indenture Trustee to forward on such succeeding Quarterly Payment Date to each Noteholder of record a statement substantially in the form of Exhibit B setting forth at least the following information as to the Notes:

                (A) the amount of such distribution allocable to principal of the Notes, the amount thereof distributable as principal of the Class A-1 Notes, the Class A-2 Notes and the Subordinate Notes, and the amount thereof attributable to the Principal Distribution Amount and the amount thereof attributable to Reserve Account Excess;

                (B) the amount of the distribution allocable on such Quarterly Payment Date to interest on the Class A-1 Notes;

                (C) the amount of the distribution allocable on such Quarterly Payment Date to interest on the Class A-2 Notes;

                (D) the amount of the distribution allocable on such Quarterly Payment Date to interest on the Subordinate Notes;

                (E) the amount, if any, of such distribution allocable to any Senior Noteholders' Interest Basis Carryover and any Subordinate Noteholders' Interest Basis Carryover, together with any remaining outstanding amount of each thereof;

                (F) the Pool Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under clause (A) above;

                (G) the aggregate outstanding principal amount of the Class A-1 Notes, the Class A-2 Notes, the Subordinate Notes, the Class A-1 Note Pool Factor, the Class A-2 Note Pool Factor and the Subordinate Note Pool Factor as of such Quarterly Payment Date, after giving effect to payments allocated to principal reported under clause (A) above;

                (H) the Note Rate applicable with respect to each distribution referred to in clauses (B), (C) and (D) above, indicating whether such interest rate was calculated based on the Student Loan Rate or based on the LIBOR Note Rate and specifying what each such Note Rate would have been using the alternate basis for such calculation;

                (I) the amount of the Servicing Fee paid to the Servicer on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                (J)  the   amount  of  the   Administration   Fee  paid  to  the
      Administrator on such Quarterly Payment Date and on each Monthly Payment Date following the immediately preceding Quarterly Payment Date;

                (K) the Trust Swap Payment Amount paid to the Swap Counterparty on such Quarterly Payment Date, the amount of any Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date, the Trust Swap Receipt Amount paid to the Trust on such Quarterly Payment Date and the amount of any Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date;

                (L) the Subordinate Note Insurance Policy Premium paid to the Subordinate Note Insurer on such Quarterly Payment Date and the amount of any overdue Subordinate Note Insurance Policy Premiums for such Quarterly Payment Date;

                (M) the amount of the aggregate Realized Losses, if any, for such Collection Period and the balance of Financed Student Loans that are delinquent in each delinquency period as of the end of such Collection Period;

                (N) the balance of the Reserve Account on such Quarterly Payment Date, after giving effect to changes therein on such Quarterly Payment Date and indicating whether on such Quarterly Payment Date or any Monthly Payment Date since the preceding Quarterly Payment Date any withdrawal was made therefrom pursuant to Section 2(e)(iv), the amount of each such withdrawal and the purpose(s) pursuant to Section 2(e)(iv) for each such withdrawal;

                (O) the amount of any Insured Payment being made to Noteholders on such Quarterly Payment Date and the amount of such Insured Payment allocable on such Quarterly Payment Date to interest on the Subordinate Notes and to principal of the Subordinate Notes;

                (P) for Quarterly Payment Dates during the Revolving Period, the amount deposited into the Collateral Reinvestment Account during the related Collection Period and on the immediately preceding Quarterly Payment Date, and the amount on deposit therein after giving effect to changes therein on such Quarterly Payment Date;

                (Q) for the Quarterly Payment Date on or immediately following the end of the Revolving Period, the amount remaining on deposit in the Collateral Reinvestment Account that has not been used to make Additional Fundings;

                (R) (i) the principal balance and number of Consolidation Loans originated on behalf of the Issuer during the related Collection Period,
      (ii) the principal balance and number of Add-on Consolidation Loans the principal balances of which have been added to the Trust during the related Collection Period and (iii) the amount withdrawn from the Collateral Reinvestment Account to prepay Student Loans not held by the Issuer that were consolidated through such origination (or addition, in the case of Add-on Consolidation Loans) with one or more Financed Student Loans during such Collection Period;

                (S) the principal balance and number of Serial Loans conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amounts thereof and the portion thereof attributable to Purchase Premium Amounts;

                (T) for Quarterly Payment Dates during the Revolving Period, the principal balance and number of New Loans conveyed to the Issuer during the related Collection Period, the aggregate Loan Purchase Amounts thereof and the portion thereof attributable to Purchase Premium Amounts; and

                (U) the number and principal balance of Financed Student Loans, as of the end of the related Collection Period, that are In-School, Grace, Repayment, Deferral, Forbearance or Consolidation Loans as of the end of the related Collection Period, and a breakdown by number and principal balance of Financed Student Loans, by school type, interest rate and loan program.

Each amount set forth pursuant to clauses (A), (B), (C), (D) and (E) above shall be expressed as a dollar amount per $1,000 of original principal amount of a Note. A copy of the statements referred to above may be obtained by any Note Owner by a written request to the Indenture Trustee addressed to the Corporate Trust Office.

           (h) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Eligible Lender, Trustee, the Subordinate Note Insurer and the Swap Counterparty of the proposed action and the Eligible Lender Trustee shall have consented to it. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

           (i) the amendment of or any supplement to the Indenture;

           (ii) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Financed Student Loans);

           (iii)  the  amendment,   change  or   modification   of  the  Related
      Agreements;

            (iv) the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Successor Servicers, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

            (v) the removal of the Indenture Trustee.

           (i) Incentive Loans and Incentive Interest Deposits. The Administrator may terminate or change the terms of any Incentive Program with respect to a Financed Student Loan in accordance with the terms of such program, provided such termination or change is not prohibited by the Higher Education Act, upon notice to the Eligible Lender Trustee, the Indenture Trustee and the Subordinate Note Insurer; and provided, further, that the Administrator shall not change any term of any Incentive Program with respect to any Financed Student Loan unless the Subordinate Note Insurer shall have given its prior written consent. Until the effective date of any termination, the Administrator shall be required to deposit into the Collection Account the Incentive Interest Deposit with respect to such Incentive Financed Student Loan as provided below. In the event that the Administrator fails to make such deposit, the terms of such Incentive Program shall be such that the Borrower shall be obligated to make such payment and such Incentive Program shall terminate as to the related loan.

      The Administrator shall not offer any Incentive Programs to existing Borrowers or modify any Incentive Program for an existing Borrower unless the Subordinate Note Insurer shall have given its prior written consent.

           (j)  Maintenance of Subordinate Note Insurance Policy;
Collections Thereunder. The Indenture Trustee shall make claims on the Subordinate Note Insurance Policy as provided in Section 8.02(g) of the Indenture and in accordance with the terms of the Subordinate Note Insurance Policy. As provided in Section 8.02(g) of the Indenture, to the extent that the Subordinate Note Insurer makes a claim under the Subordinate Note Insurance Policy, the Subordinate Note Insurer shall be subrogated to the rights of the Subordinate Noteholders to the extent of such payment.


           The Administrator shall deposit or cause to be deposited into the Collection Account no later than the Determination Date succeeding each Monthly Collection Period and Collection Period the aggregate Incentive Interest Deposits with respect to Incentive Financed Student Loans in the Trust as of the last day of such Monthly Collection Period and Collection Period. Such deposits shall be considered deposits in respect of interest on such Incentive Financed Student Loans for all purposes of the Basic Documents and shall be deemed to have been deposited into the Collection Account for all such purposes as of such last date of such Monthly Collection Period.

           3. Annual Statement as to Compliance. (a) The Administrator shall deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty, on or before December 31 of each year beginning December 31, 1998, an Officers' Certificate of the Administrator dated as of September 30 of such year, stating that (i) a review of the activities of the Administrator during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to September 30, 1998) and of its performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Administrator has fulfilled all its obligations under this Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officer's Certificate and each report referred to in Section 4 to the Rating Agencies. A copy of such Officers' Certificate and each report referred to in Section 4 may be obtained by any Noteholder or Note Owner by a request in writing to the Indenture Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Indenture Trustee that such Person is one of the foregoing parties.

           (b) The Administrator shall deliver to the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty, promptly after having obtained knowledge thereof, but in no event later than two Business Days thereafter, written notice in an

Officers' Certificate of the Administrator of any event which with the giving of notice or lapse of time, or both, would become an Administrator Default under
Section 12.

           4. Annual Independent Certified Public Accountants' Report. The Administrator shall cause a firm of independent certified public accountants, which may also render other services to the Administrator, to deliver to the Seller, the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty on or before December 31 of each year beginning December 31, 1998, a report addressed to the Administrator and to the Seller, the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty (which report may be combined with other reports required to be delivered by such accountants to the Administrator, the Eligible Lender Trustee, the Indenture Trustee and the Subordinate Note Insurer under the Related Agreements), to the effect that such firm has examined certain documents and records relating to the administration of the Financed Student Loans and of the Trust during the preceding fiscal year ended September 30 (or, in the case of the first such report, during the period from the Closing Date to September 30, 1998) and that, on the basis of the accounting and auditing procedures considered appropriate under the circumstances, such firm is of the opinion that the administration of the Trust was conducted in compliance with the terms of this Agreement, except for (i) such exceptions as such firm shall believe to be immaterial and (ii) such other exceptions as shall be set forth in such report. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

           Such report will also indicate that the firm is independent of the Administrator within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

           5. Administrator Expenses. The Administrator shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Administrator and expenses incurred in connection with distributions and reports to the Noteholders, the Subordinate Note Insurer and the Swap Counterparty.

           6. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Subordinate Note Insurer at any time during normal business hours.

           7. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to the Administration Fee payable monthly in arrears on each Monthly Payment Date which shall be solely an obligation of the Issuer and payable solely as provided herein.

           8. Additional Information to Be Furnished to the Issuer. The Administrator shall furnish to the Issuer, the Subordinate Note Insurer and the Swap Counterparty from time to time such additional information regarding the Collateral as the Issuer, the Subordinate Note Insurer or the Swap Counterparty shall reasonably request.

           9. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Eligible Lender Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Eligible Lender Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Eligible Lender Trustee.

           10. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either the Issuer or the Eligible Lender Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

           11. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Eligible Lender Trustee or the Indenture Trustee.

           12. Administrator Default. If any one of the following events (an "Administrator Default") shall occur and be continuing:

           (a) any failure by the Administrator to direct the Indenture Trustee to make any required distributions from any of the Trust Accounts, which failure continues unremedied for three Business Days after written notice of such failure is received by the Administrator from the Indenture Trustee, the Eligible Lender Trustee or the

      Subordinate Note Insurer or after discovery of such failure by an officer of the Administrator; or

           (b) any failure by the Administrator duly to observe or to perform in any material respect any other covenants or agreements of the Administrator set forth in this Agreement or any Related Agreements, which failure shall (i) materially and adversely affect the rights of Noteholders or the Subordinate Note Insurer and (ii) continues unremedied for a period of 30 days after the date of discovery of such failure by an officer of the Administrator or on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Administrator by the Indenture Trustee, the Eligible Lender Trustee or the Subordinate Note Insurer or (B) to the Administrator and to the Indenture Trustee, the Eligible Lender Trustee and the Subordinate Note Insurer by the Noteholders, representing not less than 25% of the Outstanding Amount of the Notes; or

           (c) an Insolvency Event occurs with respect to the Administrator; or

           (d) any representation or warranty made by the Administrator hereunder or under any Related Agreement, or in any certificate furnished hereunder or under any Related Agreement, shall prove to be untrue or incomplete in any material respect;

then, and in each and every case, so long as the Administrator Default shall not have been remedied, either the Indenture Trustee (with the prior written consent of the Subordinate Note Insurer), or Noteholders evidencing not less than 75% of the Outstanding Amount of the Notes (with the prior written consent of the Subordinate Note Insurer), by notice then given in writing to the Administrator (and to the Indenture Trustee, the Eligible Lender Trustee and the Swap Counterparty if given by the Noteholders), may terminate all the rights and obligations (other than the obligations set forth in Section 24 hereof) of the Administrator under this Agreement; provided, however, that if the Senior Notes are not Outstanding, the Subordinate Note Insurer shall have the exclusive right to terminate the Administrator. On or after the receipt by the Administrator of such written notice, all authority and power of the Administrator under this Agreement, whether with respect to the Notes or the Financed Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Administrator as may be appointed under Section 13; and, without limitation, the Indenture Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The predecessor Administrator shall cooperate with the successor Administrator, the Indenture Trustee, the Eligible Lender Trustee and the Subordinate Note Insurer in effecting the termination of the responsibilities and rights of the predecessor Administrator under this Agreement. All reasonable costs and expenses (including attorneys' fees and expenses) incurred in connection with such transfer of responsibilities and amending this Agreement to reflect such succession as Administrator pursuant to this Section shall be paid by the predecessor Administrator upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of an Administrator Default, the Eligible Lender Trustee shall give notice thereof to the Rating Agencies, the Subordinate Note Insurer and the Swap Counterparty.

           13. Appointment of Successor. (a) Upon receipt by the Administrator of notice of termination pursuant to Section 12, or the resignation by the Administrator in accordance with the terms of this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termina tion, until a successor Administrator (acceptable to the Subordinate Note Insurer) has accepted and assumed the responsibilities of the Administrator and, in the case of resignation, until the later of (x) the date 120 days from the delivery to the Eligible Lender Trustee, the Indenture Trustee and the Subordinate Note Insurer of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Administrator shall become legally unable to act as Administrator as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of termination hereunder of the Administrator, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee and the Subordinate Note Insurer and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee and the Subordinate Note Insurer. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the Administration Fee. Notwith standing the above, the Indenture Trustee (with the prior written consent of the Subordinate Note Insurer and prior written notice to the Swap Counterparty ) shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, as the successor to the Administrator under this Agreement and the Administration Agreement, any established institution the regular business of which shall include the servicing of student loans and which is acceptable to the Subordinate Note Insurer.

           (b) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Administrator that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Administrator (which shall not exceed the Administra tion Fee unless the Subordinate Note Insurer and the Swap Counterparty give their prior written consent and such compensation arrangements will not result in a downgrading of the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes by any Rating Agency, without regard to the Subordinate Note Insurance Policy) and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

           (c) The Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee, the Eligible Lender Trustee and the Subordinate Note Insurer. Notwithstanding the foregoing or anything to the contrary herein or in the Related Agreements, the Indenture Trustee, to the extent it is acting as successor Administrator (acceptable to the Subordinate
Note Insurer) pursuant hereto, shall be entitled to resign to the extent a qualified successor Administrator has been appointed and has assumed all the obligations of the Administrator in accordance with the terms of this Agreement and the Related Agreements.

           14. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Administrator pursuant to Section 12 or 13, the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Subordinate Note Insurer, the Swap Counterparty and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

           15. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes (with the prior written consent of the Subordinate Note Insurer) or, if the Senior Notes are not Outstanding, the Subordinate Note Insurer, may, on behalf of all Noteholders, waive in writing any default by the Administrator in the performance of its obligations hereunder and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Administrator Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement to the extent provided in such waiver. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

           16. Notices. Any notice, report or other communica tion given hereunder shall be in writing (or in the form of facsimile notice, followed by written notice) and addressed as follows:

           (a) if to the Issuer, to

                SMS Student Loan Trust 1998-A
                c/o First Chicago Delaware Inc.
                FCC National Bank
                300 King Street
                Wilmington, Delaware 19801,

                with a copy to the Eligible Lender Trustee at the Corporate Trust Office of the Eligible Lender Trustee

           (b)  if to the Eligible Lender Trustee, to

                The First National Bank of Chicago
                153 West 51st Street, 8th Floor
                New York, New York  10019
                Attention:  Corporate Trust Administration
                Telephone:  (212) 373-1140
                Facsimile:  (212) 373-1383

           (c)  if to the Administrator, to

                USA Group Secondary Market Services, Inc.
                30 South Meridian Street
                Indianapolis, Indiana  46204-3503
                Attention:  President and Chief Executive Officer
                Telephone:  (317) 951-5640
                Telecopy:  (317) 951-5764

                with a copy to
                Office of the General Counsel
                USA Group, Inc.
                30 South Meridian Street
                Indianapolis, Indiana  46204-3503
                Attention:  Peter M. Greco
                Telephone:  (317) 951-5526
                Telecopy:   (317) 951-5532

           (d)  if to the Indenture Trustee, to

                Bankers Trust Company
                Four Albany Street
                New York, New York 10006
                Attention:  Corporate Trust and Agency Group,
                               Structured Finance Team
                Telephone:  (212) 250-6864
                Facsimile:  (212) 250-6439


           (e)  if to the Subordinate Note Insurer, to

                MBIA Insurance Corporation
                113 King Street
                Armonk, New York 10504
                Attention:  Insured Portfolio Management -
                               Structured Finance (IPM-SF)
                               SMS Student Loan Trust 1998-A
                               $21,350,000 Floating Rate Asset-
                               Backed Subordinate Notes
                Telecopy:           (914) 765-3163
                Telephone confi(914) 765-3182

           (f)  if to the Swap Counterparty, to:
                General Re Financial Products Corporation
                Rockefeller Center
                630 Fifth Avenue, Suite 450
                New York, New York 10111
                Attention: Head of Operations
                Telecopy: (212) 307-2288
                Telephone confirmation: (212) 307-2310;

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

           17. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the prior written consent of the Eligible Lender Trustee, the Subordinate Note Insurer and the Swap Counterparty, but without the consent of the Noteholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such amendment will not, in an Opinion of Counsel obtained on behalf of the Issuer and satisfactory to the Indenture Trustee, the Eligible Lender Trustee and the Subordinate Note Insurer, materially and adversely affect the interest of any Noteholder. This Agreement may also be amended by the Issuer, the Administrator and the Indenture Trustee with the prior written consent of the Eligible Lender Trustee, the Subordinate
Note Insurer, the Swap Counterparty and the Noteholders of at least a majority in the Outstanding Amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to the Financed Student Loans or distributions that are required to be made for the benefit of the Noteholders or (ii) reduce the aforesaid percentage of the Noteholders which are required to consent to any such amendment, without the consent of all Outstanding Noteholders. Prior to the execution of any such amendment, the Administrator shall furnish written notification of the substance of such amendment to each of the Rating Agencies.

           18. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 13 or 25 of this Agreement concerning the resignation of the Administrator, this Agreement may not be assigned by the Administrator.

           19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Indiana, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           20. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

           21. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

           22. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           23. Not Applicable to USA Group Secondary Market Services, Inc. in Other Capacities. Nothing in this Agreement shall affect any obligation USA Group Secondary Market Services, Inc. may have in any other capacity under the Related Agreements.

           24. Liability of Administrator; Indemnities. The Administrator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Administrator under this Agreement.

           The Administrator shall indemnify, defend and hold harmless the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Servicer, the Subordinate Note Insurer, the Swap Counterparty and the Noteholders and any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Administrator in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties hereunder or thereunder.

           The Administrator shall pay reasonable compensation to the Indenture Trustee and shall reimburse the Indenture Trustee for all reasonable expenses, disbursements and advances, and indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities, to the extent and in the manner provided in, and subject to the limitations of, Section
6.07 of the Indenture.

           For purposes of this Section, in the event of the termination of the rights and obligations of the Administrator (or any successor thereto pursuant to Section 25) as Administrator pursuant to Section 12 or a resignation by such Administrator pursuant to this Agreement, such Administrator shall be deemed to be the Administrator pending appointment of a successor Administrator pursuant to Section 13.

           Indemnification under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Administrator shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person shall promptly repay such amounts to the Administrator, without interest.

           25. Merger or Consolidation of, or Assumption of the Obligations of, Administrator. Any Person (a) into which the Administrator may be merged or consolidated, (b) which may result from any merger or consolidation to which the Administrator shall be a party or (c) which may succeed to the properties and assets of the Administrator substantially as a whole, shall be the successor to the Administrator without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that the Administrator hereby covenants that it will not consummate any of the foregoing transactions except upon satisfaction of the following: (i) the surviving Administrator, if other than USA Group Secondary Market Services, Inc., executes an agreement of assumption to perform every obligation of the Administrator under this Agreement, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 1 shall have been breached and no Administrator Default, and no event that, after notice or lapse of time or both would become an Administrator Default, shall have occurred and be continuing, (iii) the Administrator shall have delivered to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and that the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the surviving Administrator shall have a consolidated net worth at least equal to that of the predecessor Administrator, (v) such transaction will not result in a material adverse federal or state tax consequence to the Issuer or the Noteholders, (vi) unless USA Group Secondary Market Services, Inc. is the surviving entity, the Administrator shall have delivered to the Eligible Lender Trustee, the Indenture Trustee and the Subordinate Note Insurer an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty, respectively, in the Financed Student Loans and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (vii) the Administrator shall have given the Subordinate Note Insurer and the Swap Counterparty 30 days' prior written notice.

           26. Limitation on Liability of Administrator and Others. Neither the Administrator nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Noteholders, the Indenture Trustee, the Eligible Lender Trustee, the Subordinate Note Insurer or the Swap Counterparty, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Administrator or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of obligations and its duties under this Agreement. The Administrator and any of its directors, officers, employees or agents may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

           Except as provided in this Agreement, the Administrator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to administer the Financed Student Loans and the Trust in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Administrator may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the Related Agreements and the interests of the Noteholders under the Indenture.

           27. USA Group Secondary Market Services, Inc. Not to Resign as Administrator. Subject to the provisions of Section 25, USA Group Secondary Market Services, Inc. shall not resign from the obligations and duties imposed on it as Administrator under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law or shall violate any final order of a court or administrative agency with jurisdiction over USA Group Secondary Market Services, Inc. or its properties. Notice of any such determination permitting the resignation of USA Group Secondary Market Services, Inc. shall be communicated to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee, the Indenture Trustee, the Subordinate Note Insurer and the Swap Counterparty concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a successor Administrator shall have assumed the responsibilities and obligations of USA Group Secondary Market Services, Inc. in accordance with Section 13.

           28. Limitation of Liability of Eligible Lender Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by The First National Bank of Chicago not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall The First National Bank of Chicago in its individual capacity or any Owner of the Issuer have any liability for the representations, warranties, covenants, agree ments or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Eligible Lender Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

           (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Bankers Trust Company not in its individual capacity but solely as Indenture Trustee and in no event shall Bankers Trust Company have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

           29. Notice of Termination of Trust. As described in Article IX of the Trust Agreement, notice of any termination of the Trust shall be given by the Administrator to the Eligible Lender Trustee and the Indenture Trustee as soon as practicable after the Administrator has received notice thereof.

           30. Third-Party Beneficiaries. The Eligible Lender Trustee, the Subordinate Note Insurer and the Swap Counterparty are third-party beneficiaries to this Agreement and are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were parties hereto; provided, however, that in the case of the Subordinate Note Insurer such right to enforcement and the right to provide consents or waivers pursuant to the provisions of this Agreement or to take other actions as provided herein (except with respect to Section 17 hereof) are conditioned upon there not having occurred and being continuing an Insurer Default and, in the case of the Swap Counterparty, such right to enforcement and the right to provide consents or waivers pursuant to the provisions hereof or to take other actions as provided herein are conditioned upon its not being in default under the Swap Agreement.

           31. Consents. With respect to any action to be taken hereunder that requires the consent of a party hereto or of the Eligible Lender Trustee, the Subordinate Note Insurer or the Swap Counterparty, such consent shall not be unreasonably withheld, delayed or conditioned.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                          SMS STUDENT LOAN TRUST 1998-A

                          By: THE FIRST NATIONAL BANK OF
                               CHICAGO, not in its individual
                               capacity but solely as
                               Eligible Lender Trustee

                                       By:
                                      Name:
                                     Title:

                          BANKERS TRUST COMPANY, not in its
                          individual capacity but solely as
                                Indenture Trustee

                          By:
                                      Name:
                                     Title:

                          USA GROUP SECONDARY MARKET SERVICES,
                             INC., as Administrator


                          By:
                                      Name:
                                     Title:

                                                   EXHIBIT A TO THE
                                           ADMINISTRATION AGREEMENT



                                POWER OF ATTORNEY

STATE OF NEW YORK )
                   )  ss.:
COUNTY OF NEW YORK)

      KNOW ALL MEN BY THESE PRESENTS, that THE FIRST NATIONAL BANK OF CHICAGO, a national bank, not in its individual capacity but solely as eligible lender trustee ("Eligible Lender Trustee") for the SMS Student Loan Trust 1998-A (the "Trust"), does hereby make, constitute and appoint USA Group Secondary Market Services, Inc., as Administrator under the Administration Agreement (as defined below), and its agents and attorneys, as Agents and Attorneys-in-Fact to execute on behalf of Eligible Lender Trustee or the Trust all such documents, reports, filings, instruments, certificates and opinions as it should be the duty of Eligible Lender Trustee or the Trust to prepare, file or deliver pursuant to the Related Documents (as defined in the Administration Agreement) or pursuant to
Section 5.02 of the Trust Agreement (as defined in the Administration Agreement), including without limitation, to appear for and represent Eligible Lender Trustee and the Trust in connection with the preparation, filing and audit of any federal, state and local tax returns pertaining to the Trust, and with full power to perform any and all acts associated with such returns and audits that the Eligible Lender Trustee could perform, including without limitation, the right to distribute and receive confidential information, defend and assert positions in response to audits, initiate and defend litigation, and to execute waivers of restriction on assessments of deficiencies, consents to the extension of any statutory or regulatory time limit, and settlements. For the purpose of this Power of Attorney, the term "Administration Agreement" means the Administration Agreement dated as of May 1, 1998, among the Trust, USA Group Secondary Market Services, Inc., as Administrator, and Bankers Trust Company, as Indenture Trustee, as such may be amended from time to time.

      All powers of attorney for this purpose heretofore filed or executed by Eligible Lender Trustee are hereby revoked.

      EXECUTED as of the first day of May, 1998.

                             THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee


                             By:
                                      Name:
                                     Title:


STATE OF NEW YORK  )
                    )  ss.:
COUNTY OF NEW YORK )

           Before me, the undersigned authority, on this day personally appeared [ ] known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that such person signed the same for the purposes and considerations therein expressed.

           GIVEN UNDER MY HAND AND SEAL OF OFFICE this [ ] day of May, 1998.


                             Notary Public in and for the
                             State of New York


                             Printed Name of Notary Public

                             Commission Expires____________

                                    EXHIBIT B
                                     TO THE
                            ADMINISTRATION AGREEMENT

Form of Noteholders' Statement pursuant to Section 2(g) of Administration Agreement. Capitalized terms used herein are defined in Appendix A thereto. It should be noted, however, that while all the information listed below shall be included in each Noteholders' Statement, the presentation thereof may vary from that given below.

Quarterly Payment Date:

     (i)   Amount of principal being paid or distributed:

       Class A-1     __________*               ($_______*
                                               per $1,000
                                               original
                                               principal
                                               amount of
                                               Notes)

       Class A-2     __________*               ($_______*
                                               per $1,000
                                               original
                                               principal
                                               amount of
                                               Notes)


       Subordinate   __________*               ($_______*
                                               per $1,000
                                               original
                                               principal
                                               amount of
                                               Notes)
---------
* Portion of each such amount attributable to Reserve Account
Excess: _________________.




    (ii) Amount of interest being paid or distributed:


       Class A-1     __________           ($_______ per
                                          $1,000 original
                                          principal
                                          amount of
                                          Notes)

       Class A-2     __________           ($_______ per
                                          $1,000 original
                                          principal
                                          amount of
                                          Notes)


       Subordinate   __________           ($_______ per
                                          $1,000 original
                                          principal
                                          amount of Notes

   (iii) Amount of Senior Noteholders' Interest Basis Carryover being paid or distributed (if any) and amount remaining (if any):

                (a)  Distributed:___($_______ per $1,000
                                    original principal
                                    amount of Senior
                                    Notes)

                (b)  Balance:_____________($_______ per $1,000
                                          original) principal
                                          amount of Senior
                                          Notes)

    (iv) Amount of Subordinate Noteholders' Interest Basis Carryover being paid or distributed (if any) and amount remaining (if any):

                (a)  Distributed:___($_______ per $1,000
                                    original principal
                                    amount of Notes)

                (b)  Balance:_____________($_______ per $1,000
                                          original) principal
                                          amount of Notes)


     (v)   Pool Balance at end of related Collection Period:
           ----------

    (vi)   After giving effect to distributions on this Quarterly Payment Date:

           (a)  (1)  outstanding principal amount of Class A-1
                     Notes:__________
                (2)  Class A-1 Note Pool Factor:__________

           (b)       (1)   outstanding    principal    amount   of   Class   A-2
                     Notes:__________
                (2)  Class A-2 Note Pool Factor:__________

           (c)       (1)   outstanding    principal    amount   of   Subordinate
                     Notes:__________
                (2)  Subordinate Note Pool Factor:__________

   (vii)   Applicable Interest Rate:

           In general:

                (1) Three-Month LIBOR for the LIBOR Reset Period since the previous Quarterly Payment Date was _____%; and
                (2)  the Adjusted Student Loan Rate for such
                     Quarterly Interest Period was _____%.


           Class A-1 Note Rate:_____(based on
                                               [Note LIBOR Rate]
                                               [Adjusted Student
                                               Loan Rate])

           Class A-2 Note Rate:_____(based on
                                               [Note LIBOR Rate]
                                               [Adjusted Student
                                               Loan Rate])

           Subordinate Note Rate:___(based on
                                               [Note LIBOR Rate]
                                               [Adjusted Student
                                               Loan Rate])

  (viii) Amount of Servicing Fee for related Collection Period including a breakdown of the components of the Servicing Fee attributable to each of the items specified in clauses II(i) through (ix) of Section 3.06 of the Servicing Agreement and the amount of any Servicing Fee Shortfall for such Quarterly Payment Date and for each Monthly Payment Date following the immediately preceding Quarterly Payment Date:

    (ix) Amount of Administration Fee for related Collection Period:__________ ($_______ per $1,000 original principal amount of Notes)

     (x) the Trust Swap Payment Amount paid to the Swap Counterparty on such Quarterly Payment Date: ______; the amount of any Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date:____; the Trust Swap Receipt Amount paid to the Trust on such Quarterly Payment Date:____; the Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date:______

    (xi)   the Subordinate Note Insurance Policy Premium paid to the Subordinate
           Note Insurer on such Quarterly Payment Date:______; the amount of any overdue Subordinate Note Insurance Policy Premiums for such Quarterly Payment
           Date:______

   (xii) Aggregate amount of Realized Losses (if any) for the related Collection Period:__________

  (xiii)   Financed Student Loans delinquent at end of related
           Collection Period: __________; number of delinquent loans: ________; aggregate unpaid principal balance of delinquent loans: ___________________

   (xiv) Withdrawal from Reserve Account on related Quarterly Payment Date (other than Reserve Account Excess) and on any Monthly Payment Date since the preceding Quarterly Payment Date (list each withdrawal separately): _______________ [purpose of each withdrawal]

           Reserve Account Excess on related Quarterly Payment
           Date  ________

           Principal balance of Notes to be paid to reach Parity
           Date: ___________

    (xv) the amount of any Insured Payment being made to the Subordinate Noteholders on such Quarterly Payment Date:
           ---------------

   (xvi) Deposits to Collateral Reinvestment Account during related Collection Period: __________; amount to be deposited on related Quarterly Payment Date: __________

           Withdrawal from Collateral Reinvestment Account during related Collection Period: __________

   (xvi) Amount in the Reserve Account (after giving effect to (xiv)):__________

  (xvii) Amount in the Collateral Reinvestment Account (after giving effect to (xvi)):__________

 (xviii) Consolidation Loans: ___________ loans with aggregate principal balances of ________ were originated during related Collection Period; withdrawal from Collateral Reinvestment Account to fund origination of Consolidation Loans during related Collection Period:
           -------

   (xix) Add-on Consolidation Loans: ______ loans with aggregate principal balances of ________ were added to the principal balance of a Consolidation Loan; withdrawal from Collateral Reinvestment Account to fund the addition of the principal balances of Add-on Consolidation Loans during the related Collection Period: _____

    (xx)   Serial Loans: _______ loans with aggregate principal
           balances of _______ (portion represented by Purchase
           Premium Amounts        ) were purchased during the
           related Collection Period.

(xxi)      New Loans: _______ loans with aggregate principal
           balances of _______ (portion represented by Purchase
           Premium Amounts        ) were purchased during the
           related Collection Period.

(xxii) Financed Student Loans in the following categories as of the end of the related Collection Period:


                         Weighted        Number of     Principal      Interest
                          Average          Loans        Balance         Rate


Status Type:
In-School
Grace
Repayment
Forbearance
Deferment
Delinquencies
Claims Filed Awaiting
Payment

Delinquencies:
30-60 Days
61-90 Days
91-120 Days
More than 120 Days
Delinquent
Claims Filed Awaiting
Payment

Loan Type:
Stafford Loans
SLS Loans
PLUS Loans
Consolidation Loans

School Type:
Traditional
Vocational/Proprietary

                                                  APPENDIX A TO THE
                                           ADMINISTRATION AGREEMENT




                       DEFINITIONS AND USAGE

                               Usage

           The following rules of construction and usage shall be applicable to any instrument that is governed by this Appendix:

           (a) All terms defined in this Appendix shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein.

           (b) As used herein, in any instrument governed hereby and in any certificate or other document made or delivered pursuant thereto, accounting terms not defined in this Appendix or in any such instrument, certificate or other document, and accounting terms partly defined in this Appendix or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of such instrument. To the extent that the definitions of accounting terms in this Appendix or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or in any such instrument, certificate or other document shall control.

           (c) The words "hereof", "herein", "hereunder" and words of similar import when used in an instrument refer to such instrument as a whole and not to any particular provision or subdivision thereof; references in an instrument to "Article", "Section" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, section or subdivision of or an attachment to such instrument; and the term "including" means "including without limitation".

           (d) The definitions contained in this Appendix are equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

           (e) Any agreement, instrument or statute defined or referred to below or in any agreement or instrument that is governed by this Appendix means such agreement or instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.


                            Definitions

           "Act" has the meaning specified in Section 11.03(a) of the Indenture.

           "Additional Fundings" means any withdrawals from the Collateral Reinvestment Account for any of the purposes set forth in Section 2(f) of the Administration Agreement.

           "Additional Guarantor" means a Federal Guarantor (other than the Initial Guarantor) of a Financed Student Loan (other than an Initial Financed Student Loan) which has entered into a guarantee agreement with the Eligible Lender Trustee.


           "Add-on Consolidation Loan" means a Student Loan, the principal balance of which is added to an existing Consolidation Loan within 210 days from the date that the existing Consolidation Loan was made, as required by the Higher Education Act.

           "Add-on Consolidation Loan Funding Date" means each day, prior to the end of the Add-on Period, on which the principal balance of an Add-on Consolidation Loan is added to the principal balance of a Consolidation Loan in the Trust pursuant to Section 6.07 of the Trust Agreement.

           "Add-on Period" means the period starting on the closing Date and ending on the date that is 210 days from the date that the last Consolidation Loan was originated by the Trust during the Revolving Period.

           "Adjusted Student Loan Rate" means, with respect to any Quarterly Interest Period, the interest rate equal to the product of (a) the quotient obtained by dividing (i) 365 (366 in the case of a leap year) by (ii) the actual number of days elapsed in such Quarterly Interest Period and (b) the percentage equivalent of a fraction, the numerator of which is equal to the sum of the Expected Interest Collections and, if the Swap Agreement is still in effect, the Net Trust Swap Receipt, if any, for the such Quarterly Interest Period, less the sum of the Servicing Fee, the Administration Fee, the Subordinate Note Insurance Policy Premium and, if the Swap Agreement is still in effect, the Net Trust Swap Payment, if any, with respect to such Quarterly Interest Period and (ii) the denominator of which is the aggregate principal amount of the Notes as of the last day of such Quarterly Interest Period.

           "Administration Agreement" means the Administration Agreement dated as of May 1, 1998, among the Issuer, the Administrator and the Indenture Trustee.

           "Administration Fee" means, with respect to each Monthly Payment Date, an amount equal to one-twelfth of the product of (i) 0.05% and (ii) the Pool Balance as of the close of business on the last day of the calendar month immediately preceding such Monthly Payment Date.

           "Administrator" means USA Group Secondary Market Services, Inc., a Delaware corporation, in its capacity as administrator of the Issuer and the Financed Student Loans.

           "Administrator Default" shall have the meaning set forth in Section 12 of the Administration Agreement.

           "Administrator's  Certificate" means an Officers'  Certificate of the
Administrator   delivered   pursuant  to  Section  2(g)  of  the  Administration
Agreement, substantially in the form of Exhibit B thereto.

           "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Assignment" means a duly executed  assignment  delivered pursuant to
Section 3.02 of the Loan Sale Agreement in the form set forth in Exhibit F to such Agreement.

           "Authorized Officer" means (i) with respect to the Issuer, any officer of the Eligible Lender Trustee who is authorized to act for the Eligible Lender Trustee in matters relating to the Issuer pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee to the Indenture Trustee and the Subordinate Note Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) with respect to the Seller, the Servicer and the Administrator, any officer of the Seller, the Servicer or the Administrator, respectively, who is authorized to act for the Seller, the Servicer or the Administrator, respectively, in matters relating to itself or to the Issuer and to be acted upon by the Seller, the Servicer or the Administrator, respectively, pursuant to the Basic Documents and who is identified on the list of Authorized Officers delivered by the Seller, the Servicer and the Administrator, respectively, to the Indenture Trustee and the Subordinate Note Insurer on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

           "Available Funds" means, with respect to a Quarterly Payment Date and the related Collection Period, the sum of the amounts specified in clauses (i) through (vi) of the definition of Monthly Available Funds for each of the three Monthly Collection Periods included in such Collection Period plus any Trust Swap Receipt Amount and any Termination Payment received by the Trust with respect to such Quarterly Payment Date; provided, however, that if with respect to any Quarterly Payment Date there would not be sufficient funds, after application of the Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in clauses (v)(A) through
(v)(C) of Section 2(d) of the Administration Agreement, then the Available Funds for such Quarterly Payment Date will include, in addition to the Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Quarterly Payment Date which would have constituted the Available Funds for the Quarterly Payment Date succeeding such Quarterly Payment Date up to the amount necessary to pay such items, and the Available Funds for such succeeding Quarterly Payment Date will be adjusted accordingly; and provided, further, that the Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amounts of which were included in the Available Funds for a prior Collection Period; (B) except as expressly included in clause (iv) of the definition of Monthly Available Funds, amounts released from the Collateral Reinvestment Account; (C) any Monthly Rebate Fees paid during the related Collection Period by or on behalf of the Trust; (D) any collections in respect of principal on the Financed Student Loans applied by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement and, after the end of the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during the related Collection Period; and (E) the Servicing Fee, all overdue Servicing Fees, the Administration Fee and all overdue Administration Fees paid on each Monthly Payment Date that is not a Quarterly Payment Date during the related Collection Period.

           "Basic Documents" means the Trust Agreement, the Indenture, the Loan Sale Agreement, the Servicing Agreement, the Administration Agreement, the Senior Note Depository Agreement, the Guarantee Agreements, the Insurance Agreement, the Indemnification Agreement, the Swap Agreement and other documents and certificates delivered in connection with any thereof.

           "Book-Entry Note" means a beneficial interest in the Senior Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

           "Borrower" means an individual who is the maker of a Borrower Note and who obtains a Student Loan from an "eligible lender" in accordance with the Higher Education Act and the policies and procedures of a Guarantor.

           "Borrower Account" means those combined loans of a Borrower with the same lender and branch, which loans are in the same status, are the same loan type and which require the same processing and billing requirements. Stafford Loans which are already in repayment and being serviced by the Servicer will not be merged with new Stafford Loans for the same Borrower, and each such Stafford Loan will be treated as a separate Borrower Account.

           "Borrower Note" means a promissory note of a Borrower for a Student Loan set forth on the appropriate form furnished by the Guarantor which Borrower Note meets the criteria set forth by the Higher Education Act and the policies and procedures of the Guarantor.

           "Business  Day" means any day other than (i) a Saturday  or a Sunday,
(ii) a day on which the Subordinate Note Insurer is closed or (iii) a day on which banking institutions or trust companies in the States of Illinois, New York or Indiana or in the city in which the corporate trust office of the Indenture Trustee is located are authorized or obligated by law, regulation or executive order to remain closed.

           "Business Trust Statute" means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq., as the same may be amended from time to time.

           "Capitalized Interest Amount" means for any Monthly Collection Period or other period of determination, the amount of interest that accrued on the Financed Student Loans during such period but was not then payable and that has been or will, pursuant to the terms of such Financed Student Loans, be capitalized and added to the principal balances of such loans.

           "Certificate of Trust" means the Certificate of Trust in the form of Exhibit A to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

           "Choice Rates(TM) Program" means the Incentive Program of the Administrator which provides that Borrowers of Stafford Loans whose loans were disbursed on or after January 1, 1996 and who make their first 48 payments on time receive a 2% per annum interest rate reduction for the remaining term of their Student Loan, as such program may be modified from time to time.

           "Choice Repay(TM) Program" means the Incentive Program of the Administrator which provides for Borrowers of Stafford Loans whose loans were disbursed on or after January 1, 1996 and who use the USA Group Loan Services AutoCheck(R) auto-debit system to remit payments directly from their bank accounts to receive a 0.25% per annum interest rate reduction on their Student Loans, as such program may be modified after the Cutoff Date, other than as it may be modified to increase such interest rate reduction.

           "Class A-1 Note" means a Class A-1 Floating Rate Asset- Backed Senior
Note issued pursuant to the Indenture, substantially in the form of Exhibit A-1 thereto.

           "Class A-1 Note LIBOR Rate" means, with respect to any Quarterly Interest Period, Three-Month LIBOR for the related LIBOR Reset Period plus 0.04%.

           "Class A-1 Note Final Maturity Date" means the October
2005 Quarterly Payment Date.

           "Class A-1 Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-1 Notes divided by the original outstanding principal amount of the Class A-1 Notes. The Class A-1 Note Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Class A-1 Note Pool Factor will decline to reflect reductions in the outstanding principal amount of the Class A-1 Notes.

           "Class A-1 Note Rate" means, with respect to any Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Class A-1 Note LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period; provided, however, that, notwithstanding the foregoing, the Class A-1 Note Rate for the first Quarterly Interest Period shall be equal to the Class A-1 Note LIBOR Rate for such Quarterly Interest Period.

           "Class A-1 Noteholder" means the Noteholder of a Class
A-1 Note.

           "Class A-1 Noteholders' Interest Basis Carryover" means, with respect to any Quarterly Payment Date commencing in October 1998, the amount equal to the excess, if any, of (a) the amount of interest on the Class A-1 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-1 Note LIBOR Rate over (b) the amount of interest on the Class A-1 Notes actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such
Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the applicable Class A-1 Note LIBOR Rate); provided, however, that, on the Class A-1 Note Final Maturity Date, the Class A-1 Noteholders' Interest Basis Carryover will be equal to the lesser of (i) the Class A-1 Noteholders' Interest Basis Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the Class A-1 Noteholders on such date pursuant to Sections 2(e)(ii)(b)(iii) of the Administration Agreement and Section 8.02 of the Indenture.

           "Class A-1 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-1 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-1 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Class A-1 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

           "Class A-1 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-1 Note Rate for the related Quarterly Interest Period on the outstanding principal balance of the Class A-1 Notes on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-1 Notes on such date) or, in the case of first Quarterly Payment Date, on the Closing Date and (ii) the Class A-1 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Class A-1 Noteholders' Interest Distribution Amount will not include any Class A-1 Noteholders' Interest Basis Carryover.

           "Class A-2 Note" means a Class A-2 Floating Rate Asset- Backed Senior
Note issued pursuant to the Indenture, substantially in the form of Exhibit A-2 thereto.

           "Class A-2 Note Final Maturity Date" means the July
2026 Quarterly Payment Date.

           "Class A-2 Note LIBOR Rate" means, with respect to any Quarterly Interest Period, Three-Month LIBOR for the related LIBOR Reset Period plus 0.12%.

           "Class A-2 Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal amount of the Class A-2 Notes divided by the original outstanding principal amount of the Class A-2 Notes. The Class A-2 Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A-2 Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Class A-2 Notes.

           "Class A-2 Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Class A-2 Note LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period; provided, however, that, notwithstanding the foregoing, the Class A-2 Note Rate for the first Quarterly Interest Period shall be equal to the Class A-2 Note LIBOR Rate for such Quarterly Interest Period.

           "Class A-2 Noteholder" means the Noteholder of a Class
A-2 Note.

           "Class A-2 Noteholders' Interest Basis Carryover" means, with respect to any Quarterly Payment Date commencing in October 1998, the amount equal to the excess, if any, of (a) the amount of interest on the Class A-2 Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Class A-2 Note LIBOR Rate over (b) the amount of interest on the Class A-2 Notes actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, at the applicable the Class A-2 Note LIBOR Rate); provided, however, that, on the Class A-2 Note Final Maturity Date, the Class A-2 Noteholders' Interest Basis Carryover will be equal to the lesser of (i) the Class A-2 Noteholders' Interest Basis Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to the Noteholders on such date pursuant to Sections 2(e)(ii)(b)(iii) of the Administration Agreement and
Section 8.02 of the Indenture.

           "Class A-2 Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Class A-2 Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Class A-2 Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law at the then current Class A-2 Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

           "Class A-2 Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Class A-2 Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Class A-2 Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to holders of Class A-2 Notes on such date) or, in the case of the first Quarterly Payment Date, on the Closing Date and (ii) the Class A-2 Noteholders' Interest Carryover Shortfall for such Quarterly Payment Date; provided, however, that the Class A-2 Noteholders' Interest Distribution Amount will not include any Class A-2 Noteholders' Interest Basis Carryover.

           "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

           "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

           "Closing Date" means May 26, 1998.
           "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

           "Collateral" has the meaning specified in the Granting
Clause of the Indenture.

           "Collateral Reinvestment Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

           "Collection   Account"   means  the  account   designated   as  such,
established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Deposit Account.

           "Collection Period" means, with respect to the first Quarterly Payment Date, the period beginning on the Cutoff Date and ending on June 30, 1998, and with respect to each subsequent Quarterly Payment Date, the Collection Period means the three calendar months immediately following the end of the previous Collection Period.

           "Commission" means the Securities and Exchange
Commission.

           "Company" means Secondary Market Company, Inc., a
Delaware corporation.

           "Consolidation Fee" means any Federal Origination Fee, Monthly Rebate Fee or similar fee payable to the Department relating to the origination or ownership of Consolidation Loans.

           "Consolidation Loan" means a Student Loan made pursuant to the Higher Education Act to consolidate the Borrower's obligations under various federally authorized student loan programs into a single loan, as supplemented by the addition of any related Add-on Consolidation Loans.

           "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the Closing Date is located at Four Albany Street, New York, New York 10006,
Attention: Corporate Trust and Agency Group, Structured Finance Team (telephone:
(212) 250-6864; facsimile: (212) 250-6439); or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Subordinate Note
Insurer and the Seller, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Subordinate Note Insurer and the Seller) and (ii) with respect to the Eligible Lender Trustee, the principal corporate trust office of the Eligible Lender Trustee located at One First National Plaza, Suite 0126, Chicago, Illinois 60670, Attention: Corporate Trust Administration (telephone: (312) 407-1892; facsimile: (312) 407-1708); or at such other address as the Eligible Lender Trustee may designate by notice to the Seller and the Subordinate Note Insurer, or the principal corporate trust office of any successor Eligible Lender Trustee (the address of which the successor Eligible Lender Trustee will provide notice of to the Seller and the Subordinate Note Insurer).

           "Custodian" means Loan Services, in its capacity as custodian of the Borrower Notes or any permitted successor Custodian.

           "Cutoff Date" means May 1, 1998.

           "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

           "Deferral" means the period defined by the Higher Education Act and the policies of the related Guarantor during which a Borrower (in Repayment) is entitled to postpone making payments upon the submission of appropriate documentation.

           "Deferral Loan" means a Student Loan during a period of Deferral.

           "Deficiency Amount" has the meaning specified in the Subordinate Note Insurance Policy.

           "Definitive Notes" has the meaning specified in Section
2.10 of the Indenture.

           "Delaware Trust" has the meaning specified in Section
10.01 of the Trust Agreement.

           "Delaware Trustee" has the meaning set forth in Section
10.01 of the Trust Agreement.

           "Deleted Student Loan" has the meaning specified in Section 3.02 of the Loan Sale Agreement.

           "Delinquency Percentage" means, as of any date of determination, the percentage equivalent of a fraction the numerator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans and which either (a) are delinquent over 120 days or (b) have had claims filed with the Department for which payment is still awaited, and the denominator of which is the aggregate principal balances of the Financed Student Loans which are Repayment Loans.

           "Delivery" when used with respect to Trust Account
Property means:

           (a) with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC) transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a securities intermediary (as defined in Section 8-102(14)) of the UCC) and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such securities intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a securities intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the securities intermediary, the maintenance of such certificated securities by such clearing corporation or nominee subject to the clearing corporation's exclusive control, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such securities intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property (as defined herein) to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

           (b) with respect to any securities issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable
      Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

           (c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the securities intermediary, the sending of a confirmation by the securities intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such securities intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

           "Department" means the United States Department of
Education, an agency of the Federal government.
           "Depositor" means the Seller in its capacity as Depositor under the Trust Agreement.

           "Depository Agreement" means, the agreement with respect to the Senior Notes attached to the Indenture as Exhibit B.

           "Determination Date" means, with respect to any Monthly Payment Date, the third Business Day preceding such Monthly Payment Date.

           "Early Amortization Event" means any of the following events:

           (i) an Event of Default occurring under the Indenture, a Servicer Default occurring under the Servicing Agreement or an Administrator Default occurring under the Administration Agreement;

          (ii) an Insolvency Event occurring with respect to the Seller;

         (iii) the Issuer becoming subject to registration as an investment company under the Investment Company Act of 1940, as amended;

          (iv) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans the Borrowers of which use such loans to attend schools identified by the related Guarantor as proprietary or vocational exceeds 30% of the Pool Balance;

           (v) as of the end of any Collection Period, the percentage (by principal balance) of Financed Student Loans which are not in repayment and are not eligible for Interest Subsidy Payments exceeds 40% of the Pool Balance; or

          (vi) the Excess Spread, with respect to each of any two successive Quarterly Payment Dates, commencing with the Quarterly Payment Date in October 1998, is less than 1%; or

         (vii) the arithmetic average of the Delinquency Percentage as of the end of each of two successive Collection Periods exceeds 20%.

           "Educational Institution" means any institution of higher education that participates in the guaranteed loan programs authorized by Title IV of the Higher Education Act and which is deemed eligible by a Guarantor to participate in such Guarantor's program.
           "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the States, having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

           "Eligible Institution" means a depository institution organized under the laws of the United States of America or any one of the States (or any domestic branch of a foreign bank), which (i) has (A) either a long-term senior unsecured debt rating of "AAA" by Fitch or Standard & Poor's or a short-term senior unsecured debt or certificate of deposit rating of "F-1+" by Fitch or "A-1+" by Standard & Poor's and (B)(1) a long-term senior unsecured debt rating of "A1" or better and (2) a short-term senior unsecured debt rating of "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and the Subordinate Note Insurer and (ii) whose deposits are insured by the FDIC. If so qualified, the Eligible Lender Trustee or the Indenture Trustee may be considered an Eligible Institution.

           "Eligible  Investments"  means  book-entry   securities,   negotiable
instruments or securities represented by instruments in bearer or registered form which evidence:

           (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

           (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts; provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Quarterly Payment
      Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies and Standard and Poor's in the highest investment category granted thereby;

           (c) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies and Standard and Poor's in the highest investment category granted thereby;

           (d) investments in money market funds which are registered under the Investment Company Act of 1940, as amended, and whose shares are registered under the Securities Act, and having a rating from each of the Rating Agencies and Standard and Poor's in the highest investment category granted thereby (including funds for which the Indenture Trustee, the Servicer or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);

           (e) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

           (f) repurchase obligations with a term not to exceed 30 days with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above; provided, however, that the collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Indenture Trustee in exchange for such collateral and (iii) be delivered to the Indenture Trustee or, if the Indenture Trustee is supplying the collateral, an agent for the Indenture Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities; and

           (g) any other investment permitted by each of the Rating Agencies and the Subordinate Note Insurer as set forth in a writing delivered to the Indenture Trustee.

           Fitch shall be considered to be a "Rating Agency" for the purpose of assessing the eligibility hereunder of any investment pursuant to clause (b), (c), (d), (e), and (f) only if Fitch is providing a rating which can be used, pursuant to the terms of the applicable clause, to assess such investment.

           "Eligible Lender Trustee" means The First National Bank of Chicago, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement.

           "Event of Default" has the meaning specified in Section
5.01 of the Indenture.

           "Excess Spread" means, with respect to any Quarterly Payment Date, the percentage equivalent of a fraction the numerator of which is the product of
(a) four and (b) the difference between (x) the sum of (i) the Expected Interest Collections for such Quarterly Payment Date and (ii) the Trust Swap Receipt Amount, if any, for such Quarterly Payment Date and (y) the sum of (i) the Servicing Fee for such Quarterly Payment Date and all prior unpaid Servicing Fees, (ii) the Administration Fee for such Quarterly Payment Date and all prior unpaid Administration Fees, (iii) the Senior Noteholders' Interest Distribution Amount for such Quarterly Payment Date and the Trust Swap Payment Amount, if any, for such Quarterly Payment Date, (iv) the Subordinate Note Insurance Policy Premium and all unpaid Subordinate Note Insurance Policy Premiums and (v) the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date, and the denominator of which is the average of the amount of the Pool Balance as of the first and the last day of the related Collection Period.

           "Exchange Act" means the Securities Exchange Act of
1934, as amended.

           "Exchanged Serial Loan" means a Serial Loan owned by the Seller to be exchanged into the Trust for an Exchanged Student Loan.

           "Exchanged Student Loan" means a Financed Student Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the Exchanged Serial Loan to be exchanged into the Trust and (ii) will not, at any level of such interest rate index, have an interest rate that is greater than that of the Exchanged Serial Loan.

           "Executive Officer" means, with respect to any corporation, the Chief Executive Officer, Chief Operating
Officer, Chief Financial Officer,  President,  any Executive Vice President, any
Senior Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

           "Expected Interest Collections" means, with respect to any Quarterly Interest Period, the sum of (i) the amount of interest accrued, net of accrued Monthly Rebate Fees and other amounts required by the Higher Education Act to be paid to the Department, with respect to the Financed Student Loans for the related Student Loan Rate Accrual Period (whether or not such interest is actually paid), (ii) all Interest Subsidy Payments and Special Allowance
Payments estimated to have accrued for such Student Loan Rate Accrual Period whether or not actually received (taking into account any expected deduction therefrom of Federal Origination Fees) and (iii) Investment Earnings for such Student Loan Rate Accrual Period.

           "Expenses" means any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Eligible Lender Trustee or any of its officers, directors or agents in any way relating to or arising out of the Trust Agreement, the other Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Eligible Lender Trustee under the Trust Agreement or the other Basic Documents.

           "FDIC" means the Federal Deposit Insurance Corporation.

           "Federal Guarantor" means a state or private non-profit guarantor that guarantees the payment of principal of and interest on any of the Financed Student Loans, which agency is reinsured by the Department under the Higher Education Act for between 80% and 100% of the amount of default claims paid by such Federal Guarantor for a given federal fiscal year for loans disbursed prior to October 1, 1993, for 78% to 98% of default claims paid for loans disbursed on or after October 1, 1993 and for 100% of death, disability, bankruptcy, closed school and false certification claims paid.

           "Federal Origination Fee" means, with respect to each Consolidation Loan that is originated by the Eligible Lender Trustee on behalf of the Issuer and each Add-on Consolidation Loan that is added to the principal balance of a Consolidation Loan, the origination fee payable to the Department equal to 0.5% of the initial principal balance of such Consolidation Loan or Add-on Consolidation Loan.

           "Financed Student Loans" means those Student Loans that, as of any date of determination, have been conveyed to the Issuer, consisting of the Initial Financed Student Loans as of the Closing Date and, thereafter, any Serial Loans or New Loans conveyed to the Issuer from the Seller, any Consolidation Loans originated by the Trust as provided in Section 6.07 of the Trust Agreement, any Consolidation Loans the principal balance of which is increased by the principal balance of any related Add-on Consolidation Loan as provided in Section 6.07 of the Trust Agreement and any Qualified Substitute Student Loans conveyed to the Issuer as provided in Section 3.02 of the Loan Sale Agreement.

           "Fitch" means Fitch IBCA, Inc. or any successor thereto.

           "Forbearance   Loan"  means  a  Student   Loan  during  a  period  of
forbearance of loan collections pursuant to the Higher Education Act.

           "Grace" means the initial period following reduction by the student Borrower to less than the minimum course load required by the Higher Education Act, during which the student Borrower is not required to make payments on the principal amount of the Borrower Note(s).

           "Grace Loan" means a Student Loan during a period of Grace.

           "Grant" means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

           "Guarantee Agreement" means each agreement to guarantee Student Loans entered into by the Eligible Lender Trustee on behalf of the Trust with a Guarantor.

           "Guarantee Payment" means any payment made by a Guarantor pursuant to a Guarantee Agreement in respect of a Student Loan.

           "Guarantor" means the Initial Guarantor and any Additional Guarantors.

           "Higher Education Act" means the Higher Education Act of 1965, as amended, together with any rules, regulations and interpretations thereunder.

           "Incentive Financed Student Loan" means a Financed
Student Loan which is subject to an Incentive Program.

           "Incentive Interest Deposit" means, with respect to each Monthly Collection Period and Collection Period and each Incentive Financed Student Loan, the difference, if any, between the amount of interest or other amounts which would have been payable with respect to such Incentive Financed Student Loan during such Monthly Collection Period or Collection Period, as applicable, had no Incentive Program been in effect with respect to such Incentive Financed Student Loan and the amount of interest and other amounts which were payable with respect to such Incentive Financed Student Loan during such Monthly Collection Period or Collection Period, as applicable, after giving effect to such Incentive Program.

           "Incentive Program" means any program terminable at will by the Administrator pursuant to which the Administrator may choose to reduce the interest rate or offer any other benefit on a Student Loan, and shall initially include only the Seller's Choice Rates(TM) and Choice Repay(TM) Programs, as such programs may be modified from time to time with respect to any Financed Student Loans with the prior written consent of the Subordinate Note Insurer, or such other programs to which the Subordinate Note Insurer has provided its prior written consent.

           "Indemnification Agreement" means that certain Indemnification Agreement, dated as of May 20, 1998, among the Subordinate Note Insurer, SMS and Credit Suisse First Boston Corporation, as Representative of the several Underwriters.

           "Indenture" means the Indenture dated as of May 1, 1998, between the Issuer and the Indenture Trustee.

           "Indenture Trust Estate" means all money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and the Subordinate Note Insurer (including all property and interests Granted to the Indenture Trustee), including all proceeds thereof.

           "Indenture Trustee" means Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as Indenture Trustee under the Indenture.

           "Independent" means, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

           "Independent Certificate" means a certificate or opinion to be delivered to the Indenture Trustee and the Subordinate Note Insurer under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee and the Subordinate Note Insurer in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in the Indenture and that the signer is Independent within the meaning thereof.

           "Initial Financed Student Loans" means those Financed Student Loans conveyed to the Issuer on the Closing Date and listed on the Schedule of Student Loans on such date.

           "Initial Guarantor" means United Student Aid Funds,
Inc., a Delaware non-profit corporation, and its successors.

           "Initial Pool Balance" means $579,395,357.38.

           "In-School Loan" means a Student Loan during the period, excluding periods of in-school Deferral, during which a student Borrower is enrolled at an Educational Institution for at least the minimum course load required to maintain such student Borrower's eligibility to borrow under the education loan programs administered by the Guarantor.

           "Insolvency Event" means, with respect to a specified
Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of sixty consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

           "Insurance Agreement" means that certain Insurance and Indemnity Agreement, dated as of May 1, 1998, by and among the Subordinate Note Insurer, the Seller, the Administrator, the Company, the Issuer, the Eligible Lender Trustee and the Indenture Trustee pursuant to which the Subordinate Note Insurance Policy is issued.

           "Insured Payment" has the meaning specified in the Subordinate Note Insurance Policy.

           "Insurer Default" means the occurrence, and continuance for a period of 60 days, of a failure by the Subordinate Note Insurer to make an Insured Payment.

           "Interest Subsidy Payments" means payments, designated as such, consisting of interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

           "Investment Earnings" means, with respect to any Monthly Payment Date, the investment earnings (net of losses and investment expenses) on amounts on deposit in the Trust Accounts to be deposited into the Collection Account on or prior to such Monthly Payment Date or Quarterly Payment Date, as applicable, pursuant to Section 2(c)(v) of the Administration Agreement.

           "Issuer" means SMS Student Loan Trust 1998-A until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained in the Indenture and required by the TIA, each other obligor on the Notes.

           "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee and the Subordinate Note Insurer.

           "LIBOR Determination Date" means, with respect to any Quarterly Interest Period, the day that is the second business day prior to the commencement of the LIBOR Reset Period within such Quarterly Interest Period (or, in the case of the initial LIBOR Reset Period, on the second business day prior to the Closing Date). For purposes of this definition, a business day is any day in which banks in the City of London and The City of New York are open for the transaction of international business.

           "LIBOR Reset Period" means the three-month period commencing on the twenty-eighth day (or, if any such day is not a Business Day, on the next succeeding Business Day) of each January, April, July and October and ending on the day immediately preceding the following LIBOR Reset Period; provided, however, that the initial LIBOR Reset Period will commence on the Closing Date.

           "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens and any other liens, if any, which attach to the respective Student Loan by operation of law as a result of any act or omission by the related Obligor.

           "Liquidated Student Loan" means any defaulted Financed Student Loan liquidated by the Servicer or which the Servicer has, after using all reasonable efforts to realize upon the such Student Loan, determined to charge off.

           "Liquidation Proceeds" means, with respect to any Liquidated Student Loan, all proceeds of the liquidation thereof collected in respect thereof from whatever source, other than Recoveries, net of the sum of any reasonable out-of-pocket expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Borrower on such Liquidated Student Loan.

           "Loan Purchase Amount" means with respect to a New Loan or a Serial Loan to be purchased from the Seller by the Issuer, an amount equal to the sum of (i) the Purchase Collateral Balance and (ii) the Purchase Premium Amount; provided, however, that after the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date; and provided, further, that if the Parity Date occurs before the end of the Revolving Period, then, from the Parity Date to the end of the Revolving Period, the Purchase Premium Amount payable in respect of the purchase of a Serial Loan or a New Loan will be payable on the next succeeding Quarterly Payment Date from Reserve Account Excess, if any, for such Quarterly Payment Date that is available after all distributions from such excess having a higher priority than payment of such Purchase Premium Amounts have been made; provided, however, that the Loan Purchase Amount for any Exchanged Serial Loan shall not include any Purchase Premium Amount.

           "Loan Sale Agreement" means the Loan Sale Agreement dated as of May 1, 1998, among the Issuer, NBD, the Seller, and the Eligible Lender Trustee.

           "Loan Services" means USA Group Loan Services, Inc., a
Delaware non-profit corporation.

           "Minimum Purchase Price" means, as to any Quarterly Payment Date, an amount equal to the greater of (i) the aggregate Purchase Amounts of the Financed Student Loans as of the end of the Collection Period immediately preceding such Quarterly Payment Date and (ii) an amount that would be sufficient to (A) reduce the outstanding principal amount of the Notes then outstanding on such Quarterly Payment Date to zero, (B) pay to the Noteholders the Noteholders' Interest Distribution Amount payable on such Quarterly Payment Date, (C) pay to the Subordinate Note Insurer all amounts owed to the Subordinate Note Insurer under any of the Basic Documents, (D) pay to the Swap Counterparty all amounts owed by the Trust to the Swap Counterparty under the Swap Agreement, and (E) pay to the Servicer and the Administrator all amounts owed to such entities under any of the Basic Documents.

           "Monthly Available Funds" means, with respect to each Monthly Payment Date that is not a Quarterly Payment Date, the sum of the following amounts with respect to the related Monthly Collection Period: (i) all collections received by the Servicer on the Financed Student Loans (including any Guarantee Payments received with respect to the Financed Student Loans); (ii) any Interest Subsidy Payments and Special Allowance Payments received by the Eligible Lender Trustee during such Monthly Collection Period with respect to the Financed Student Loans; (iii) all Liquidation Proceeds from any Financed Student Loans which became Liquidated Student Loans during such Monthly Collection Period in accordance with the Servicer's customary servicing procedures, and all Recoveries in respect of Liquidated Student Loans which were written off in prior Monthly Collection Periods, in each case which have been received by the Servicer and remitted to the Indenture Trustee; (iv) that portion of the amounts released from the Collateral Reinvestment Account with respect to Additional Fundings relating to those interest costs on the Financed Student Loans which are or will be capitalized and any amounts transferred on a Determination Date from the Collateral Reinvestment Account to the Collection Account pursuant to Section 2(f)(i)(E) of the Administration Agreement; (v) the aggregate Purchase Amounts received by the Indenture Trustee for those Financed Student Loans repurchased by the Seller or purchased by the Servicer under an obligation which arose during the related Monthly Collection Period; (vi)
Investment Earnings for such Monthly Payment Date; and (vii) with respect to each Monthly Payment Date other than a Quarterly Payment Date and other than an Monthly Payment Date immediately succeeding a Quarterly Payment Date, the Monthly Available Funds remaining from the Monthly Collection Period relating to the preceding Monthly Payment Date after giving effect to the application of such Monthly Available Funds on such preceding Monthly Payment Date; provided, however, that if with respect to any Monthly Payment Date there would not be sufficient funds, after application of the Monthly Available Funds (as defined above) and amounts available from the Reserve Account, to pay any of the items specified in Section 2(d)(iv) of the Administration Agreement, then the Monthly Available Funds for such Monthly Payment Date will include, in addition to the Monthly Available Funds (as defined above), amounts on deposit in the Collection Account on the Determination Date relating to such Monthly Payment Date which would have constituted Monthly Available Funds for the Monthly Payment Date succeeding such Monthly Payment Date up to the amount necessary to pay such items, and the Monthly Available Funds for such succeeding Monthly Payment Date will be adjusted accordingly; and provided, further, that the Monthly Available Funds will exclude (A) all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loan the Purchase Amount of which has been included in the Monthly Available Funds for a prior Monthly Collection Period,
(B) except as expressly included in clause (iv) above, amounts released from the Collateral Reinvestment Account, (C) any Monthly Rebate Fees paid during the related Monthly Collection Period by or on behalf of the Trust and (D) any collections in respect of principal on the Financed Student Loans applied during the related Monthly Collection Period by the Eligible Lender Trustee on behalf of the Trust prior to the end of the Revolving Period to make deposits to the
Collateral Reinvestment Account pursuant to Section 2(d)(i) of the Administration Agreement and, after the end of the Revolving Period, any expenditure of the Net Principal Cash Flow Amount used to fund the addition of any Add-on Consolidation Loans, to purchase Serial Loans or to fund the acquisition of Exchanged Serial Loans during such Monthly Collection Period.

           "Monthly  Collection  Period"  means,  with  respect  to any  Monthly
Payment Date that is not a Quarterly Payment Date, the calendar month immediately preceding the month of such Monthly Payment Date.

           "Monthly Payment Date" means the twenty-eighth day of each month (or, if any such date is not a Business Day, on the next succeeding Business Day) commencing June 29, 1998.

           "Monthly Rebate Fee" means, for each calendar month and with respect to each Consolidation Loan that is originated by the Eligible Lender Trustee on behalf of the Issuer, the fee payable to the Department equal to the product of
(x) one-twelfth, (y) 1.05% and (z) the outstanding principal balance of such Consolidation Loan (including any increases in the principal balance of a Consolidation Loan due to the addition of the principal balance of a related Add-on Consolidation Loan) plus accrued interest on such Consolidation Loan as of the last day of such month.

           "Moody's" means Moody's Investors Service, Inc.

           "NBD" means NBD Bank, N.A., or any successor thereto and shall also be deemed to include any eligible lender under the Higher Education Act that agrees to be bound by the provisions of the Loan Sale Agreement pursuant to
Section 4.02 thereof.

           "Net Principal Cash Flow Amount" means, as of any date, the Principal Cash Flow Amount (calculated for the Collection Period ending in the preceding calendar month or, if no Collection Period ended in the preceding calendar month, calculated for each preceding calendar month during the current Collection Period) minus, after the Revolving Period, the Capitalized Interest Amount for such Collection Period or for each such preceding calendar month, as the case may be.

           "Net Trust Swap Payment" means, with respect to any Quarterly Payment Date, the difference, if negative, between the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Swap Counterparty to the Trust on a Quarterly Payment Date and the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Trust to the Swap Counterparty on such Quarterly Payment Date pursuant to Section 2 of the Swap Agreement.

           "Net Trust Swap Payment Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which amounts are still owing to the Swap Counterparty in respect of the Swap Agreement, the excess of (i) the Trust Swap Payment Amount on the preceding Quarterly Payment Date over (ii) the amount actually received by the Swap Counterparty out of the Available Funds or the Reserve Account on such preceding Quarterly Payment Date plus interest on such excess from such preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three-Month LIBOR for the related Quarterly Interest Period.

           "Net Trust Swap Receipt" means, with respect to any Quarterly Payment Date, the difference, if positive, between the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Swap Counterparty to the Trust on a Quarterly Payment Date and the regularly scheduled amount (without regard to any carryover amounts or Termination Payments) owed by the Trust to the Swap Counterparty on such Quarterly Payment Date pursuant to Section 2 of the Swap Agreement.

           "Net Trust Swap Receipt Carryover Shortfall" means, with respect to any Quarterly Payment Date with respect to which amounts are still owing to the Trust in respect of the Swap Agreement, the excess of (i) the Trust Swap Receipt Amount on the preceding Quarterly Payment Date over (ii) the amount actually paid by the Swap Counterparty to the Trust on such preceding Quarterly Payment Date plus interest on such excess from such preceding Quarterly Payment Date to the current Quarterly Payment Date at the rate of Three-Month LIBOR for the related Quarterly Interest Period.

           "New Loan" means a Financed Student Loan which (i) is made by an eligible lender under the Higher Education Act to a Borrower who is not a Borrower under any Initial Financed Student Loan, (ii) is made under a loan program which existed as of the Closing Date, and (iii) is guaranteed by a Guarantor.

           "91-Day Treasury Bills" means direct obligations of the United States with a maturity of 13 weeks.

           "Note LIBOR Rate" means the Class A-1 Note LIBOR Rate, the Class A-2 Note LIBOR Rate or the Subordinate Note LIBOR Rate, as applicable.

           "Note Owner" means, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

           "Note Rate" means any one of the Class A-1 Note Rate, the Class A-2 Note Rate or the Subordinate Note Rate, as the case may be.

           "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.04 of the Indenture.

           "Noteholder" means the Person in whose name a Note is registered in the Note Register.

           "Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Subordinate Noteholders' Interest Distribution Amount.

           "Obligor" on a Student Loan means the borrower or co-borrowers of such Student Loan and any other Person who owes payments in respect of such Student Loan, including the Guarantor thereof and, with respect to any Interest Subsidy Payment or Special Allowance Payment, if any, thereon, the Department.

           "Officers' Certificate" means (i) in the case of the Issuer, a certificate signed by any two Authorized Officers of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, and delivered to the Indenture Trustee and the Subordinate Note Insurer and (ii) in the case of the Seller, the Servicer or the Administrator, a certificate signed by any two Authorized Officers of the Seller, the Servicer or the Administrator, as appropriate.

           "Opinion of Counsel" means (i) with respect to the Issuer, one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee and the Subordinate Note Insurer, and which opinion or opinions shall be addressed to the Indenture Trustee as Indenture Trustee and the Subordinate Note Insurer, shall comply with any applicable requirements of Section 11.01 of the Indenture, and shall be in form and substance satisfactory to the Indenture Trustee and the Subordinate Note Insurer and (ii) with respect to the Seller, the Administrator, the Servicer or a Federal Guarantor, one or more written opinions of counsel who may be an employee of or counsel to the Seller, the Administrator, the Servicer or such Federal Guarantor, which counsel shall be acceptable to the Indenture Trustee, the Eligible Lender Trustee or the Rating Agencies, as applicable, and the Subordinate Note Insurer.

           "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture except:

             (i)     Notes theretofore cancelled by the Note
      Registrar or delivered to the Note Registrar for cancellation;

            (ii) Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders thereof (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture); and

           (iii)Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Noteholders of the requisite Outstanding amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

           "Outstanding Amount" means the aggregate principal amount of all Notes Outstanding at the date of determination.

           "Parity Date" means the first Quarterly Payment Date on which the aggregate principal amount of the Notes, after giving effect to all distributions on such date, is no longer in excess of the Pool Balance as of the last day of the related Collection Period.

           "Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section
6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and payments of principal of and interest and any other amounts owing on the Notes on behalf of the Issuer.

           "Person" means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

           "Physical Property" has the meaning assigned to such term as the definition of "Delivery" above.

           "PLUS Loan" means a Student Loan designated as such that is made under the Parent Loans to Undergraduate Students Program pursuant to the Higher Education Act.

           "Pool Balance" means, as of the close of business on the last day of any Collection Period, the aggregate principal balances of the Financed Student Loans as of such day (including accrued interest thereon for the immediately preceding Collection Period to the extent such interest will be capitalized upon commencement of repayment, excluding any Purchased Student Loans and Liquidated Student Loans).

           "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.05 of the Indenture and in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt is the mutilated, lost, destroyed or stolen Note.

           "Preference Amount" has the meaning specified in the Subordinate Note Insurance Policy.

           "Principal Cash Flow Amount" means, with respect to any Quarterly Payment Date, the sum of the following amounts with respect to the related Collection Period, or with respect to any other date of determination, the sum of the following amounts with respect to the period specified: (i) that portion of all collections received by the Servicer and remitted to the Indenture Trustee on the Financed Student Loans that is allocable to principal (including the portion of any Guarantee Payments received that is allocable to principal of the Financed Student Loans); (ii) all Liquidation Proceeds attributable to the principal amount of Financed Student Loans which became Liquidated Student Loans during such Collection Period, or such other specified period, in accordance with the Servicer's customary servicing procedures and have been received by the Servicer during such Collection Period and remitted to the Indenture Trustee, together with all Realized Losses on such Financed Student Loans; (iii) to the extent attributable to principal, the Purchase Amount received by the Indenture Trustee with respect to each Financed Student Loan repurchased by the Seller or purchased by the Servicer as a result of a breach of a representation, warranty or covenant which arose during the related Collection Period or such other specified period; and (iv) the Principal Distribution Adjustment; provided, however, that the Principal Distribution Amount will exclude all payments and proceeds (including Liquidation Proceeds) of any Financed Student Loans the Purchase Amount of which has been included in Available Funds for a prior Collection Period and during the Revolving Period will exclude the amount of collections in respect of principal on the Financed Student Loans during such Collection Period that were deposited in the Collateral Reinvestment Account during such Collection Period.

           "Principal Distribution Adjustment" means, with respect to any Quarterly Payment Date, the amount of the Available Funds on such Quarterly Payment Date to be used to make additional principal distributions to the Senior Noteholders (and, after the Senior Notes have been paid in full, to the
Subordinate Noteholders) to account for (i) the amount of any insignificant balance remaining outstanding as of such Quarterly Payment Date on a Financed Student Loan after receipt of a final payment from a Borrower or a Guarantor, when such insignificant balances are waived in the ordinary course of business by the Servicer at the direction of the Administrator in accordance with the Servicing Agreement or (ii) the amount of principal collections erroneously treated as interest collections including, without limitation, by reason of the failure by a Borrower to capitalize interest that had been expected to be capitalized; provided, however, that the Principal Distribution Adjustment for any Quarterly Payment Date shall not exceed the lesser of (x) $100,000 and (y) the amount of any Reserve Account Excess after giving effect to all distributions to be made therefrom on such Quarterly Payment Date other than distributions to the Company out of such excess.

           "Principal Distribution Amount" means, with respect to any Quarterly Payment Date occurring after the Revolving Period, the Net Principal Cash Flow Amount for such Quarterly Payment Date minus the sum of (i) any funds remitted to the Seller during the preceding Collection Period for the Purchase Collateral Balance of Serial Loans and (ii) any funds which are applied during the preceding Collection Period to fund the addition of the principal balance of any Add-on Consolidation Loan to the principal balance of a related Consolidation Loan.

           "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

           "Purchase Amount" means, with respect to a Financed Student Loan other than a Serial Loan to be purchased from the Issuer, the amount required, as of the close of business on the last day of a Monthly Interest Period or Quarterly Interest Period, as applicable, to prepay in full the respective Student Loan under the terms thereof including all accrued borrower interest thereon; provided, however, that the Purchase Amount for a Financed Student Loan, which is being repurchased by the Seller as a result of a breach of the representation and warranty provided for in the last sentence of the first paragraph of Exhibit C to the Loan Sale Agreement will be calculated without regard to any amount which the Seller has advanced with respect to such loan and which was not reflected by the principal balance of such loan as of the Cutoff Date (or the applicable Subsequent Cutoff Date, as the case may be) after the loan was sold into the Trust.

           "Purchase Collateral Balance" means with respect to a New Loan or a Serial Loan to be purchased by the Issuer, an amount equal, as of the related Subsequent Cut-off Date, to the principal balance of such loan plus accrued borrower interest thereon if and to the extent that such interest is not then payable and will, pursuant to the terms of such loan, be capitalized and added to the principal balance of such loan.

           "Purchase Premium Amount" means with respect to a New Loan or a Serial Loan (other than an Exchanged Serial Loan) to be purchased by the Issuer, an additional amount not to exceed 2.5% of the principal balance owed by the applicable Borrower thereon.

           "Purchased Student Loan" means a Financed Student Loan purchased as of the close of business on the last day of a Monthly Collection Period or Collection Period, as applicable, by the Servicer pursuant to Section 3.05 of the Servicing Agreement or repurchased by the Seller pursuant to Section 3.02 of the Loan Sale Agreement.

           "Qualified Substitute Student Loan" means a Student
Loan that (i) was originated under the same loan program and is guaranteed by a Guarantor and entitles the holder thereof to receive interest based on the same interest rate index as the related Deleted Student Loan for which it is to be substituted, and (ii) will not, at any level of such interest rate index, have an interest rate that is less than that of such Deleted Student Loan.

           "Quarterly Payment Date" means the Monthly Payment Date occurring in each January, April, July and October, commencing with the Monthly Payment Date occurring in July 1998.

           "Quarterly Interest Period" means, with respect to a Quarterly Payment Date, the period from and including the Quarterly Payment Date immediately preceding such Quarterly Payment Date (or in the case of the first Quarterly Payment Date, the Closing Date) to but excluding the such Quarterly Payment
Date.

           "Rating Agency" means Moody's or Fitch. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller, notice of which designation shall be given to the Indenture Trustee, the Eligible Lender Trustee, the Servicer and the Subordinate Note Insurer.

           "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days' prior notice thereof and that each of the Rating Agencies shall have notified the Seller, the Servicer, the Subordinate Note Insurer, the Eligible Lender Trustee, the Indenture Trustee and in writing that such action will not result in and of itself in a reduction or withdrawal of the then current rating of the Class A-1 Notes, the Class A-2 Notes or the Subordinate Notes without regard to the Subordinate Note Insurance Policy.

           "Realized Losses" means the excess of the aggregate principal balance of any Liquidated Student Loan plus accrued but unpaid interest thereon over Liquidation Proceeds to the extent allocable to principal.

           "Record Date" means, with respect to a Quarterly Payment Date or a Redemption Date, the close of business on the twenty-seventh day of the calendar month in which such Quarterly Payment Date or Redemption Date occurs (whether or not such date is a Business Day).

           "Recoveries" means, with respect to any Liquidated Student Loan, all monies in respect thereof, from whatever source, that have been received by the Servicer and remitted to the Indenture Trustee during any Monthly Collection Period or Collection Period, as applicable, following the Monthly Collection Period or Collection Period, as applicable, in which such Financed Student Loan became a Liquidated Student Loan.

           "Redemption Date" means in the case of a payment to the Noteholders pursuant to Section 10.01 of the Indenture, the Quarterly Payment Date specified by the Administrator or the Issuer pursuant to Section 10.01(c) of the Indenture.

           "Redemption Price" means, in the case of a payment made to the Noteholders pursuant to Section 10.01(c) of the Indenture, the Outstanding Amount of the Notes and all accrued and unpaid interest thereon and any Noteholders' Interest Basis Carryover (but only to the extent provided in Sections 2.07(d) and 8.02 of the Indenture).

           "Reference Banks" means four major banks in the London interbank market selected by the Administrator.

           "Reimbursement Amount" means the sum of (i) any unreimbursed payments made by the Subordinate Note Insurer under the Subordinate Note Insurance Policy and (ii) all other amounts owed to the Subordinate Note Insurer under the Basic Documents, in each case together with interest on such amounts at the Late Payment Rate (as such term is defined in the Insurance Agreement).

           "Repayment" means the period of time during which a Borrower is required to make installment payments to repay the aggregate principal amount plus accrued interest of all amounts borrowed by virtue of the Borrower Note(s) executed by such Borrower.

           "Repayment Loan" means a Student Loan during a period of Repayment.

           "Reserve Account" means the account designated as such, established and maintained pursuant to Section 2(c) of the Administration Agreement, which shall be an Eligible Account.

           "Reserve Account Excess" has the meaning specified in
Section 2(e)(ii) of the Administration Agreement.

           "Reserve Account Initial Deposit" means $1,512,500.

           "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, assistant treasurer, assistant secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, with direct responsibility for the administration of the Indenture and the other Basic Documents on behalf of the Indenture Trustee and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "Revolving Period" means the period from the Closing Date until the first to occur of (i) an Early Amortization Event or (ii) the last day of the Collection Period preceding the July 2000 Quarterly Payment Date.

           "Schedule of Student Loans" means the listing of the Financed Student Loans set forth in Schedule A to the Loan Sale Agreement and to the Indenture (which Schedule may be in the form of microfiche) as the same may be amended from time to time.

           "Secretary" means the Secretary of the Department, or any predecessor or successor to the functions thereof under the Higher Education Act.

           "Securities Act" means the federal Securities Act of 1933, as amended.

           "Seller" means SMS, in its capacity as seller of the Financed Student Loans.

           "Senior Noteholder" means the Noteholder of a Senior
Note.

           "Senior Notes" means, collectively, the Class A-1 Notes and the Class A-2 Notes.

           "Senior Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of the Class A-1 Noteholders' Interest Distribution Amount, the Class A-2 Noteholders' Interest Distribution Amount and the Senior Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

           "Senior Noteholders' Interest Basis Carryover" means, with respect to each Quarterly Payment Date, the Class A-1 Noteholders' Interest Basis Carryover and the Class A-2 Noteholders' Interest Basis Carryover for such Quarterly Payment Date.

           "Senior Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of
(i) the Class A-1 Noteholders' Interest Distribution Amount and (ii) the Class A-2 Noteholders' Interest Distribution Amount, each for such Quarterly Payment
Date; provided, however, that the Senior Noteholders' Interest Distribution Amount will not include any Senior Noteholders' Interest Basis Carryover.

           "Senior Noteholders' Principal Carryover Shortfall" means, as of the close of any Quarterly Payment Date, the excess of (i) the Senior Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Senior Noteholders on such Quarterly
Payment Date.

           "Senior Noteholders' Principal Distribution Amount" means, with respect to any Quarterly Payment Date (if the Revolving Period has terminated on or prior to the end of the related Collection Period with respect to such Quarterly Payment Date), the Principal Distribution Amount for such Quarterly Payment Date plus the Senior Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Senior Noteholders' Principal Distribution Amount will not exceed the outstanding aggregate principal balance of the Senior Notes. In addition, (i) on the Class A-1 Note Final Maturity Date, the principal required to be distributed to Class A-1 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-1 Notes to zero and (ii) on the Class A-2 Note Final Maturity Date, the principal required to be distributed to the Class A-2 Noteholders will include the amount required to reduce the outstanding principal balance of the Class A-2 Notes to zero.

           "Serial Loan" means a Financed Student Loan which (i) is made by an eligible lender under the Higher Education Act to a Borrower who is also a Borrower under at least one outstanding Initial Financed Student Loan and is acquired by the Seller, (ii) is made under the same federal loan program as such Initial Financed Student Loan and (iii) has the same Guarantor as such Initial Financed Student Loan.

           "Servicer" means Loan Services, in its capacity as servicer of the Financed Student Loans or any permitted Successor Servicer.

           "Servicer Default" means an event specified in Section
6.01 of the Servicing Agreement.

           "Servicer Liability Limit" has the meaning specified in
Section 3.05(a) of the Servicing Agreement.

           "Servicer Liability Period" has the meaning specified in Section 3.05(a) of the Servicing Agreement.
           "Servicing Agreement" means the Servicing Agreement dated as of May 1, 1998, among the Issuer, the Servicer, the Seller and the Eligible Lender Trustee.

           "Servicing Fee" has the meaning specified in Section
3.06 of the Servicing Agreement.

           "Servicing Fee Shortfall" has the meaning specified in
Section 3.06 of the Servicing Agreement.

           "SLS Loan" means a Student Loan designated as such that is made under the Supplemental Loans for Students Program pursuant to the Higher Education Act.

           "SMS" means USA Group Secondary Market Services, Inc., a Delaware corporation.

           "Special Allowance Payments" means payments, designated as such, consisting of effective interest subsidies by the Department in respect of the Financed Student Loans to the Eligible Lender Trustee on behalf of the Trust in accordance with the Higher Education Act.

           "Specified Reserve Account Balance" with respect to any Quarterly Payment Date means the greater of: (a) 0.25% of the principal balance of the Notes after taking into account the effect of distributions on such Quarterly Payment Date and (b) $756,250; provided, however, that in no event shall the Specified Reserve Account Balance exceed the sum of the outstanding principal balance of the Notes.

           "Stafford Loan" means a Student Loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.

           "Standard & Poor's" means Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc.

           "State" means any one of the 50 States of the United States of America, the trust territories of the United States, or the District of Columbia.

           "Student Loan" means an agreement to repay a disbursement of money to or on behalf of an eligible student, evidenced by a Borrower Note and guaranteed in accordance with the policies and procedures of the Guarantor.

           "Student Loan Files" means the documents relating to the Financed Student Loans specified in Section 2.01 of the Servicing Agreement.
           "Student Loan Rate Accrual Period" means, with respect to any Quarterly Interest Date, the Collection Period preceding such Quarterly Collateral Date.

           "Subordinate Note" means a Subordinate Floating Rate
Asset-Backed Note issued pursuant to the Indenture, substantially in the form of Exhibit A-3 thereto.

           "Subordinate Note Final Maturity Date" means the
October 2033 Quarterly Payment Date.

           "Subordinate Note Insurance Policy" means that certain note guaranty insurance policy dated the Closing Date (policy number 26557) and issued by the Subordinate Note Insurer.

           "Subordinate Note Insurance Policy Premium" means, with respect to any Quarterly Payment Date, the premium on the Subordinate Note Insurance Policy payable to the Subordinate Note Insurer on such Quarterly Payment Date as provided in the
Insurance Agreement.

           "Subordinate Note Insurer" means MBIA Insurance Corporation, its successors and any permitted assigns.

           "Subordinate Note LIBOR Rate" means, with respect to any Quarterly Interest Period, Three-Month LIBOR for the related LIBOR Reset Period plus 0.27%.

           "Subordinate Note Pool Factor" as of the close of business on a Quarterly Payment Date means a seven-digit decimal figure equal to the outstanding principal balance of the Subordinate Notes divided by the original outstanding principal balance of the Subordinate Notes. The Subordinate Note Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Subordinate Note Pool Factor will decline to reflect reductions in the outstanding principal balance of the Subordinate Notes.

           "Subordinate Note Rate" means, with respect to any Quarterly Payment Date and the related Quarterly Interest Period, the interest rate per annum (computed on the basis of the actual number of days in such Quarterly Interest Period over a year of 360 days) equal to the lesser of (i) the Subordinate Note LIBOR Rate for such Quarterly Interest Period and (ii) the Adjusted Student Loan Rate for such Quarterly Interest Period; provided, however, that, notwithstanding the foregoing, the Subordinate Note Rate for the first Quarterly Interest Period shall be equal to the Subordinate Note LIBOR Rate for such Quarterly Interest Period.

           "Subordinate Noteholder" means the Noteholder of a Subordinate Note.

           "Subordinate Noteholders' Distribution Amount" means, with respect to any Quarterly Payment Date, the Subordinate Noteholders' Interest Distribution Amount for such Quarterly Payment Date plus, with respect to any Quarterly Payment Date on and after which the Senior Notes have been paid in full, the Subordinate Noteholders' Principal Distribution Amount for such Quarterly Payment Date.

           "Subordinate Noteholders' Interest Basis Carryover" means, with respect to each Quarterly Payment Date commencing in October 1998, the amount equal to the excess, if any, of (a) the amount of interest on the Subordinate Notes that would have accrued in respect of the related Quarterly Interest Period had interest been calculated based on the Subordinate Note LIBOR Rate over (b) the amount of interest on the Subordinate Notes actually accrued in respect of such Quarterly Interest Period based on the Adjusted Student Loan Rate for such Quarterly Interest Period, together with the unpaid portion of any such excess from prior Quarterly Payment Dates (and interest accrued thereon, to the extent permitted by law, calculated based on the Subordinate Note LIBOR
Rate); provided, however, that, on the Subordinate Note Final Maturity Date, the Subordinate Noteholders' Interest Basis Carryover will be equal to the lesser of
(i) the Subordinate Noteholders' Interest Basis Carryover on such date determined as described above and (ii) the amount of funds, if any, required and available to be distributed to Subordinate Noteholders on such date pursuant to Sections 2(e)(ii)(b)(iii) of the Administration Agreement and Section 8.02 the Indenture.

           "Subordinate Noteholders' Interest Carryover Shortfall" means, with respect to any Quarterly Payment Date, the excess of (i) the Subordinate Noteholders' Interest Distribution Amount on the preceding Quarterly Payment Date over (ii) the amount of interest actually distributed to the Subordinate Noteholders on such preceding Quarterly Payment Date, plus interest on the amount of such excess, to the extent permitted by law, at the then current Subordinate Note Rate from such preceding Quarterly Payment Date to the current Quarterly Payment Date.

           "Subordinate Noteholders' Interest Distribution Amount" means, with respect to any Quarterly Payment Date, the sum of (i) the amount of interest accrued at the Subordinate Note Rate for the related Quarterly Interest Period on the aggregate principal amount of the Subordinate Notes outstanding on the immediately preceding Quarterly Payment Date (after giving effect to all principal distributions to Subordinate Noteholders on such Quarterly Payment Date) or, in the case of the first Quarterly Payment Date, on the Closing Date, and (ii) the Subordinate Noteholders' Interest Carryover Shortfall for such Quarterly
Payment Date; provided, however, that the Subordinate Noteholders' Interest Distribution Amount will not include any Subordinate Noteholders' Interest Basis Carryover.

           "Subordinate Noteholders' Principal Carryover Short fall" means, as of the close of any Quarterly Payment Date on or after which the Senior Notes have been paid in full, the excess of (i) the Subordinate Noteholders' Principal Distribution Amount on such Quarterly Payment Date over (ii) the amount of principal actually distributed to the Subordinate Noteholders on such Quarterly Payment Date.

           "Subordinate Noteholders' Principal Distribution Amount" means, with respect to each Quarterly Payment Date on and after which the aggregate principal amount of the Senior Notes has been paid in full, the sum of (a) the Principal Distribution Amount for such Quarterly Payment Date (or, in the case of the Quarterly Payment Date on which the aggregate principal balance of the Senior Notes is paid in full, any remaining Principal Distribution Amount not otherwise distributed to the Senior Noteholders on such Quarterly Payment Date) and (b) the Subordinate Noteholders' Principal Carryover Shortfall as of the close of the preceding Quarterly Payment Date; provided, however, that the Subordinate Noteholders' Principal Distribution Amount will in no event exceed the aggregate principal amount of the Subordinate Notes outstanding on such date. In addition, on the Subordinate Note Final Maturity Date, the principal required to be distributed to the Subordinate Noteholders will include the amount required to reduce the outstanding principal amount of the Subordinate Notes to zero.

           "Subsequent Cutoff Date" means the date as of which any New Loan or Serial Loan is transferred to the Issuer and the date on and after which all distributions on such loan are property of the Issuer or the date of the related Assignment in the case of any Qualified Substitute Student Loan.

           "Substitution Adjustment Amount" has the meaning specified in Section
3.02 of the Loan Sale Agreement.

           "Successor Servicer" has the meaning specified in
Section 3.07(e) of the Indenture.

           "Swap Agreement" means the Interest Rate Swap Agreement, dated as of May 26, 1998, entered into by the Trust with the Swap Counterparty documented according to a 1992 ISDA
Master Agreement (Multicurrency-Cross Border) and any replacement Swap Agreement acceptable to the Indenture Trustee and the Subordinate Note Insurer.

           "Swap Counterparty" means General Re Products Financial Corporation, an indirect, wholly-owned subsidiary of General Re Corporation which guarantees the obligations of the Swap Counterparty, and any replacement swap counterparty appointed in accordance with the terms of the Swap Agreement.

           "Tax Characterization Amendment" has the meaning specified in Section 5.04 of the Trust Agreement.

           "T-Bill Rate" means, on any day, the weighted average per annum discount rate (expressed on a bond equivalent basis and applied on a daily basis) for 91-day Treasury Bills sold at the most recent 91-day Treasury Bill auction prior to such date as reported by the U.S. Treasury Department. In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no such auction is held in a particular week, then the "T-Bill Rate" in effect as a result of the last such publication or report shall remain in effect until such time, if any, as the results of auctions of 91- day Treasury shall again be so published or reported or such auction is held, as the case may be. The T-Bill Rate shall be subject to a Lock-In Period of six Business Days.

           "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or such other page as may replace that page on any service for the purpose of displaying comparable rates or prices).

           "Termination Event" has the meaning specified in the Swap Agreement.

           "Termination Payment" has the meaning specified in the Swap Agreement.

           "Three-Month LIBOR" means, with respect to any LIBOR Reset Period, the London interbank offered rate for deposits in U.S. dollars having a maturity of three months commencing on the related LIBOR Determination Date (the "Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m. London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The
Administrator will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in The City of New York, selected by the Administrator, at approximately 11:00 a.m., New York time, on such LIBOR Determination Date, for loans in U.S. dollars to leading European banks having the Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided, however, that if the banks
                       -----------------
selected as aforesaid are not quoting as mentioned in this sentence, Three-Month LIBOR in effect for the applicable LIBOR
Reset Period will be the Three-Month LIBOR in effect for the previous LIBOR Reset Period.

           "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any ownership interest in a Note or, with respect Section 3.01 of the Trust Agreement, in the Trust.

           "Transfer Agreement" has the meaning provided in
Section 2.03 of the Loan Sale Agreement.

           "Transfer Date" means the day fixed for the transfer of any New Loans or Serial Loans by the Seller to the Issuer; provided that no Transfer Date shall occur during the period from a Determination Date to the close of the related Monthly Payment Date.

           "Treasury Regulations" means regulations, including proposed or temporary regulations, promulgated under the Code. References in any document or instrument to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

           "Trust" means the Issuer, established pursuant to the Trust Agreement.

           "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Account Initial Deposit and all proceeds of the foregoing.

           "Trust Accounts" has the meaning specified in Section
2(c) of the Administration Agreement.

           "Trust Agreement" means the Trust Agreement dated as of May 1, 1998, among the Depositor, the Company and the Eligible Lender Trustee.

           "Trust Estate" means all right, title and interest of the Trust (or the Eligible Lender Trustee on behalf of the Trust) in and to the property and rights assigned to the Trust pursuant to Article II of the Loan Sale Agreement all funds on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Eligible Lender Trustee and the Trust pursuant to the Loan Sale Agreement. the Servicing Agreement and the Administration Agreement.

           "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

           "Trust Swap Payment Amount" means, with respect to any Quarterly Payment Date, the sum of (i) if the Swap Agreement is still in effect, the Net Trust Swap Payment for such Quarterly Payment Date and (ii) the Net Trust Swap Payment Carryover Shortfall for such Quarterly Payment Date; provided, however, that Termination Payments (other than in respect of clauses (i) and (ii) above) shall not be deemed to be part of the Trust Swap Payment Amount.

           "Trust Swap Receipt Amount" means, with respect to any Quarterly Payment Date, the sum of (i) if the Swap Agreement is still in effect, the Net Trust Swap Receipt for such Quarterly Payment Date and (ii) the Net Trust Swap Receipt Carryover Shortfall for such Quarterly Payment Date.

           "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

           "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.